Exhibit 10.34

TRACKSIDE ONE

CHAMBLEE, GEORGIA

LEASE

BY AND BETWEEN

TRACKSIDE PARTNERS, LLC, AS LANDLORD

AND

MOBILEWALLA, INC., AS TENANT

12.4	Reentl)’	20
12.5	Remedies Non-Exclusive	20
12.6	Waiver of Certain Rights	20
12.7	Non-Waiver	21
13. DAMAGE AND CONDEMNATION		21
13.1	Casualty	21
13.2	Condemnation	21
14. TAXES		22
15. INDEMNIFICATION; LIABILITY OF LANDLORD		22
15.1	Hold Harmless	22
15.2	LIMITATION OF LIABILITY	23
16. RIGHT OF ENTRY		23
17. BUILDING RULES AND REGULATIONS		23
18. PROPERTY LEFT ON THE PREMISES		23
19. OTHER INTERESTS		23
19.1	Subordination	23
19.2	Attornment	24
20. HOLDING OVER		24
21. HAZARDOUS MATERIALS		25
21.1	Definitions	25
21.2	Compliance with Environmental Laws	25
21.3	Disposal of Hazardous Materials	25
21.4	Inspection	25
21.5	Surrender	2 5
21.6	Indemnification	25
21.7	Survival.	25
22. NO WAIVER		25
23. BINDING EFFECT		25
24. RIGHT TO RELOCATE		25
25. SIGNS		26
26. DIRECTORY BOARDS		26
27. ESTOPPEL CERTIFICATE		26
28. COMMON AREA CONTROL AND PARKING AREAS		27
28.1	Common Areas	27
28.2	Parking	27
29. MISCELLANEOUS		27
29.1	Severability	27
29.2	Entire Agreement	27
29.3	Cumulative Remedies	27
29.4	Notices	28
29.5	Recording	29
29.6	Attorneys’ Fees	2.9
29.7	TIME OF ESSENCE	29
29.8	No Estate In Land	29
29.9	Accord And Satisfaction	29
29.10	Brokers’ Fees	29
29.11	Authority	29
29.12	Consents By Landlord	30
29.13	Joint And Several Liability	30
29.14	Independent Covenants	30
29.15	No Access To Roof	30
29.16	Acceptance	30
29.17	Waiver Of Counterclaim	30
29.18	Counterparts	30
29.19	Quiet Enjoyment	30
29.20	Interpretation	30

ii

29.21	Financial Statements	31
29.22	Special Stipulations	31

iii

LEASE

Trackside One

Chamblee, Georgia

THIS LEASE (“Lease”) is made this 2nd day of July, 2018, between TRACKSIDE PARTNERS, LLC, a Georgia limited liability company (herein called”), and MOBILEWALLA, INC., a Delaware corporation (herein called “Tenant”).

WI T N E S S E TH:

WHEREAS, Landlord is the lessor of that certain property on which Landlord is building or has built a 4- story building (herein called the “Building” or “Building One”) which is being constructed on the land having an address of SI 70 Peachtree Road, Building 100, Chamblee, DeKalb County, Georgia 30341 (herein called the “Land”; the Land, driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation the common areas of the Building and the Land, and the Building are herein collectively called the “Property”). The term “Complex” shall collectively refer to the Property and any other buildings and improvements which comprise a multi-building Complex owned or leased by Landlord, its affiliates or other parties, if applicable; and

WHEREAS, Tenant wishes to lease from Landlord approximately 5,462 rentable square feet on the first (1st) floor of the Building being Suite 100, which area is shown on the diagram marked as Exhibit “A” attached hereto and by this reference incorporated herein and made a part hereof(herein called the “Premises”).

NOW, THEREFORE, in consideration of the payment of the rent and all other charges and payments hereunder and the keeping and performance of the covenants, agreements, terms, provisions, and conditions by Tenant as hereinafter set forth, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises, subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated. Tenant hereby accepts the Premises in their condition existing as of the date hereof and hereby acknowledges that Landlord has not made any representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business. No easement for light or air is included in this Lease for the Premises and Property.

FOR AND IN CONSIDERATION of the leasing of the Premises as aforesaid, the parties hereby covenant and agree as follows:

1. MARTA LEASE; TERM.

1.1 MARTA Lease. The parties acknowledged this lease is subja.-tam subordinateto the Agreement between Metropolitan Atlanta Rapid Transit Authority (“MARTA”) and Landlord for Phase I Commercial Facility at The Chamblee Station Project, dated as of February 24, 2017 (the “MARTA Lease”), the lessee’s interest thereunder having been assigned to Landlord and having created a leasehold interest in Landlord in and to a portion of the Land.

1.2 Lease Term. The term (herein called the “Lease Term”) of this Lease shall commence upon substantial completion of the Improvements (as these terms are defined in Exhibit “B” hereto) (herein called the “Commencement Date”), which is anticipated to be on or about October I, 2018 (the “Anticipated Delivery Date”) and, unless sooner terminated or extended under the provisions hereof, shall expire at 11:59 p.m. on the last day of the ninety-first (9181) full calendar month following the Commencement Date. If the Commencement Date should be changed for any reason, including a change pursuant to the terms of Exhibit “B” hereto, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. If Landlord is unable to deliver possession of the Premises to Tenant as of the Anticipated Delivery Date for any reason, then the term Commencement Date shall mean such subsequent date upon which Landlord is able to deliver possession of the Premises to Tenant, and such failure to deliver possession of the Premises on the earlier date shall not constitute a default by Landlord hereunder or render Landlord liable for any loss or damage that may be incurred as a result of such failure. In the event the Commencement Date is a day other than the first day of a calendar month, then solely for the purposes of determining the expiration of the Lease Term of this Lease, the Commencement Date shall not be deemed to have occurred until the first day of the first full calendar month thereafter. “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term commencing with the Commencement Date; provided that if the Commencement Date occurs on any day other than the first (1st) day of a calendar month, then the first Lease Year shall include such partial month plus the twelve (12) full calendar months thereafter. Tenant agrees to execute and deliver to Landlord a Tenant Acceptance Letter in substantially the form attached hereto as Exhibit “F” within ten (JO) days ofa written request by Landlord.

2. RENT.

2.1 Base Rent. Commencing on the Commencement Date, annual base rent (“Annual Base Rent”) shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Lease Term (“Base Rent”). One such monthly installment along with the Security Deposit (as defined herein) shall be due and payable by Tenant to Landlord upon execution of this Lease and shall be applied to the first (1st) monthly installment of Base Rent due hereunder after the expiration of the Abatement Period, as defined herein. Base Rent shall be prorated at the rate of I/30th of the Base Rent per day for any partial month. Beginning on the Commencement Date, Base Rent shall be as follows:

Period (Months)	Annual Base Rent per/SF	Total Annual Base Rent		Monthly Base Rent
1 - 12	$27.50	$150,204.96		$12,517.08
13 - 24	$28.19	$153,973.80		$12,831.15
25 - 36	$28.89	$157,797.24		$13,149.77
37 - 48	$29.61	$161,729.88		$13,477.49
49 - 60	$30.35	$165,771.72		$13,814.31
61 - 72	$31.11	$169,922.88		$14,160.24
73 - 84	$31.89	$174,183.24		$14,515.27
85 - 91	$32.69	$104,155.80 (7 months	)	$14,879.40

Notwithstanding the foregoing rental schedule, Tenant shall be entitled to an abatement of Base Rent during the first seven (7) months of the Lease Tenn (the “Abatement Period”) commencing on the Commencement Date in the amount of $12,517.08 per month for a total abatement of $87,619.56 (the “Abatement”). In the event of a monetary default by Tenant under this Lease during the Lease Term beyond any applicable notice and cure periods, such Abatement shall be amortized on a straight-line basis and the unamortized portion of the Abatement shall become immediately due and payable. During the Abatement Period, Tenant will continue to pay Tenant’s Proportionate Share of Operating Expenses.

2.2 Payment; Late Charge. Tenant shall pay the rent and all other sums, amounts, liabilities, and obligations which Tenant herein assumes or agrees to pay, whether designated Base Rent, additional rent, costs, expenses, damages, losses, or otherwise, (all of which are herein collectively called “Rent”) as herein provided promptly at the times and in the manner herein specified without demand, deduction, setoff, abatement, counterclaim, defense, or prior notice. Tenant hereby acknowledges that late payment to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent is not received by Landlord within five (5) Business Days (as such term is hereinafter defined) after the date on which it is due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the amount of such past due payment, plus any attorney’s fees and costs incurred by Landlord by reason of Tenant’s failure to pay Rent when due, notwithstanding the date on which such payment is actually paid to Landlord. If such Rent is not paid within thirty (30) days of the date on which it was originally due, then, in addition to such late charge, Tenant shall pay Landlord interest on such Rent from the date on which it was originally due until the date it is actually paid at a rate per annum equal to the lesser of (i) the prime rate of interest announced by Wells Fargo Bank, N.A., or its successors, from time to time for 90-day unsecured loans to its best commercial customers plus five percent (5%) or (ii) the maximum nonusurious rate permitted by applicable law of the state in which the Building is located or the United States of America, whichever shall permit the higher nonusurious rate, such interest being in addition to and cumulative of any other rights and remedies which Landlord may have with regard to the failure of Tenant to make any such payments under this Lease. Any such late charge and interest shall be due and payable at the time of actual payment of the Rent. Any Rent payable to Landlord by Tenant shall be sent by ACH payment to Landlord pursuant to the following ACH Payment Instructions:

Wells Fargo Bank, N.A.

420 Montgomery Street

San Francisco, CA 94104

ABA Routing #: [***]

Account Name:  Trackside Partners, LLC

Account Type:  Checking

Account#:   [***]

Notify:     ach@pattillore.com

Landlord shall have the right to change the ACH Payment Instructions from time to time upon not less than thirty (30) days’ written notice to Tenant. At any time that Tenant shall pay Rent to a “lockbox” or other depository whereby checks issued in payment of Rent are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord’s authority) or by electronic means such as wire transfer or ACH payment, then, for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only it) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant’s obligation to pay Rent if and for so long as Tenant shall timely pay the Rent required pursuant to this Lease in the manner designated by Landlord.

3. OPERATING EXPENSES.

3.1 Payment. During the Lease Term, Tenant shall pay to Landlord as additional rent Tenant’s Proportionate Share of Operating Expenses (as hereinafter defined) for the ensuing calendar year. The amount of such additional rent shall be paid by Tenant to Landlord in equal monthly installments in advance on the first day of each month of such ensuing calendar year, at the same time and in the same manner as Base Rent. Tenant’s Proportionate Share of Operating Expenses shall be prorated as necessary for any year during which this Lease is in effect for less than a full twelve month calendar year. Operating Expenses and Tenant’s Proportionate Share of Operating Expenses shall be calculated on an accrual basis and estimated in accordance with Section 3.5 below.

3.2 Proportionate Share. “Tenant’s Proportionate Share of Operating Expenses” shall mean, for each calendar year (or portion thereof), 10.09% of the Operating Expense Amount (defined below), which percentage is calculated by dividing the rentable area of the Premises (numerator) by the rentable area of the Building (denominator), and expressing the fraction as a percentage. As of the date hereof, the rentable area of the Building is 54, I 08 square feet. As used herein, the “Operating Expense Amount” shall mean, for each calendar year, or portion thereof, the amount of estimated Operating Expenses billed to Tenant for the subject calendar year. Increases in Operating Expenses shall, with the exception of Real Estate Taxes (as defined below), utility charges, security expenses, insurance premiums and costs, snow and ice removal costs, and costs of complying with governmental requirements, be limited to a per year cumulative increase of five percent (5%), compounded annually. Increases in Real Estate Taxes, utility charges, security expenses, insurance premiums and costs, snow and ice removal costs, and costs of complying with governmental requirements shall not be subject to any limit or “cap.”

3.3 Operating Expenses. For purposes of this Lease, the term “Operating Expenses” shall consist of all expenses, costs and disbursements, subject to the exclusions set forth in Section 3.3. I 5 hereof, relating to or incurred or paid in connection with the ownership, operation, maintenance and repair of the Property, computed in accordance with generally accepted accounting principles, consistently applied, including, but not limited to, the following:

3.3.I The wages, salaries and attributable overhead expenses of all employees, not to exceed the title of Building Manager (but it is understood that the Building Manager and other employees below the grade of Building Manager may carry a title such as vice president and the wages, salaries and overhead expenses of these officers/employees would be allowable Operating Expenses), that are not excluded under Section 3.3.15 and that are engaged in the operation, maintenance, security and/or access control of the Property, including, without limitation, employers’ Social Security taxes, unemployment, and any other taxes which may be levied on or with respect to such wages, salaries, and attributable overhead expenses as well as insurance and benefits relating thereto (to the extent that persons are engaged with respect to more than one building, wages and salaries relating to such persons, not to exceed the title of Building Manager (subject to the terms of this Section 3.3.1), shall be equitably apportioned between all such buildings based upon Landlord’s reasonable estimate of the time spent by each such person on each building relative to their total time on all buildings).

3.3.2 The cost of all supplies, tools, equipment and materials used in the operation and maintenance of the Property, including rental fees for the same, if such items are not purchased and amortized pursuant to this Section 3.3.

3.3.3 The cost of water, sewer, heating, lighting, ventilation, electricity, air conditioning, and any other utilities supplied or paid for by Landlord for the Property (excluding those costs billed to specific tenants) and the cost of maintaining the systems supplying the same, including, but not limited to, any utility and service costs incurred by Landlord under Section 6 hereof.

3.3.4 The cost of all maintenance and service, including the agreements relating thereto, of the Property and the equipment therein, including, but not limited to, window cleaning, elevator maintenance, janitorial service, pest control, landscaping maintenance and access control.

3.3.5 The cost of all sprinkler systems, fire extinguishers, fire hoses, security services and protective services or devices rendered to or in connection with the Property or any part thereof.

3.3.6 Insurance premiums for insurance for the Property required to be maintained by Landlord hereunder or which Landlord reasonably deems appropriate, including, but not limited to, premiums for insurance maintained by Landlord under Section 9.1, business interruption, rental abatement, or liability insurance, and the cost of deductibles paid on claims made by Landlord related to the Property (excluding those costs collected from specific tenants).

3.3.7 The cost of repairs and general maintenance of the Property, including, but not limited to: maintenance and cleaning of common areas and facilities; lawn mowing, gardening, landscaping, and irrigation oflandscaped areas; line painting, pavement maintenance, sweeping, and sanitary control; removal of snow, trash, rubbish, garbage, and other refuse; the cost of personnel to implement such services, to direct parking, and to police the common facilities; the cost of exterior and interior painting; all maintenance and repair costs incurred under Section 7.1 or Section 10; and the cost of maintenance of sewers and utility lines.

3.3.8 The amortization, together with financing charges, of the cost of capital investment items which are installed for the purpose of reducing operating expenses, promoting safety, or complying with governmental requirements.

3.3.9 All taxes, assessments, and governmental or other charges, general or special, ordinary or extraordinary, foreseen or unforeseen, which are levied, assessed, or otherwise imposed against the Property, street lights, personal property or rents, or on the right or privilege of leasing the Property, collecting rents therefrom or from parking vehicles thereon, by any federal, state, county, or municipal government or by any special sanitation district or by any other governmental or quasi-governmental entity that has taxing or assessment authority, and any other taxes and assessments attributable to the Property or its operation, together with the reasonable cost (including attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge, and all of Landlord’s administrative costs in relation to the foregoing (herein collectively called the “Real Estate Taxes”), but exclusive offederal, state or local income taxes of Landlord, inheritance taxes, estate taxes, gift taxes, transfer taxes, excess profit taxes and any taxes imposed in lieu of such taxes. If at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the Real Estate Taxes now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued or changed and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Property or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Real Estate Taxes and the Operating Expenses. Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent the same exceed building standard allowances, and if the taxing authorities do not separately assess Tenant’s leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Property to give effect to this sentence. Landlord may take reasonable steps to protest any increase in real estate or ad valorem taxes and assessments on the Building or the Land including without limitation Landlord’s timely response to any notice of increase of assessed value of the land on which the Building is located. Notwithstanding anything in this Lease to the contrary, Landlord covenants and agrees that the current abatement and/or reduction of Real Estate Taxes, as outlined below, shall be passed through to Tenant according to Tenant’s Proportionate Share of the abated and/or reduced Taxes. According to an agreement between Landlord and the Development Authority of DeKalb County, a portion of the DeKalb County Real Estate Taxes for the Building will be abated commencing with the first ( I s t) tax year following the date the Building receives its certificate of occupancy and Tenant will receive the benefit of such abatement until such time as all Real Estate Taxes are fully assessed against the Building. The initial costs incurred by Landlord to obtain such tax abatement shall also be included in Operating Expenses.

3.3.10 All administrative fees and expenses due to the Development Authority of DeKalb County or other applicable governing body in conjunction with the tax abatement and/or reduction program described in Section 3.3.9 above.

3.3. I I All management expenses attributable to the Property, including, but not limited to: administrative expenses associated with collecting rent, arranging for and assuring continuity of Property services, supervising maintenance or repair; salaries or wages of persons employed or contracted to manage the Property (subject to Section 3.3.1 above, and to the extent that persons are engaged with respect to more than one building, wages and salaries relating to such persons shall be equitably apportioned between all such buildings based upon Landlord’s reasonable estimate of the time spent by each such person on each building relative to their total time on all buildings); the cost of supplies and materials, equipment and furnishings necessary for such management functions; the cost of telephone service, attributable overhead expenses and any other expenses and management fees directly relating to the management of the Property; provided, however, such management expenses and fees shall not exceed four percent (4%) of the gross revenues of the Property during the Lease Term.

3.3.12 All assessments, if any, assessed against the Property during the Lease Term under any protective covenants now or hereafter of record against the Land, including, without limitation, any assessments imposed for the maintenance and repair of the common areas of the Complex of which the Building is a part.

3.3.13 Reasonable cost of rent for management office within the Property applicable to the Building.

3.3.14 Any rental under any underlying superior lease or ground lease.

3.3.15 Anything in this Lease to the contrary notwithstanding, there shall be excluded from Operating Expenses the following items:

(a) Repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature to the extent that Landlord receives compensation, or by the exercise of eminent domain to the extent that Landlord receives compensation.

(b) Leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants.

(c) The costs ofrenovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants in particular; however, any such costs incurred with respect to the common areas of the Property shall be included within Operating Expenses.

(d) Landlord’s costs for electricity and other services that are sold to tenants and for which Landlord receives a reimbursement by tenants as an additional charge or rental.

(e) Costs incurred by Landlord for alterations or improvements which are considered capital improvements or replacements under generally accepted accounting principles, except those permitted by Section 3.3.8 hereof.

(f) Depreciation and amortization, except for the amortization permitted by Section 3.3.8 hereof.

(g) Costs of a capital nature including but not limited to capital improvements, capital repairs, capital equipment and capital tools; however, those costs of a capital nature permitted by Section 3.3.8 hereof shall be included within Operating Expenses.

(h) Expenses in connection with services or other benefits of a type provided to other tenants but which are not made available to Tenant.

(i) Wages, salaries or other compensation or benefits for any officers or employees of Landlord above the grade of Building Manager.

G) Interest, payment due under any note, deed to secure debt, or mortgage encumbering the Building in which the Premises is located.

Nothing contained in this Section 3, including, but not limited to, the definition of “Operating Expenses” contained in subsection 3.3 hereof, shall imply any duty on the part of Landlord to pay any expense or provide any service not otherwise imposed by the express terms of this Lease .

3.4 Gross-Up Adjustment. If the Building is less than fully occupied or if Building standard Landlord services are not provided to the entire Building during the calendar year in question, then Operating Expenses for the calendar year or such later period shall be “grossed up” by Landlord to that amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred during the calendar year or such later period if the Building was ninety-five percent (95%) occupied and receiving Building standard Landlord services during the calendar year or later period, as determined under generally accepted accounting principles consistently applied.

3.5 Manner of Payment.

3.5.1 For the purpose of estimating the Operating Expenses during each calendar year, prior to each December 3151 during the Lease Term Landlord shall estimate the amount of Operating Expenses and Tenant’s Proportionate Share of Operating Expenses for the ensuing calendar year or, if applicable, remaining portion thereof and notify Tenant in writing of such estimate. Such estimate shall be made by Landlord in the exercise of its reasonable discretion.

3.5.2 On or before April 30th during the Lease Term, or as soon thereafter as reasonably practical, Landlord shall give Tenant a Statement (“Statement”) showing Tenant the amount of actual Operating Expenses for the previous calendar year. Delay by Landlord in providing to Tenant any Statement shall not relieve Tenant from the obligation to pay any Expense increase upon the rendering of such Statement. If Tenant’s Proportionate Share of Operating Expenses for such calendar year proves to be greater than the estimated amount, Landlord shall invoice Tenant for the deficiency as soon as practicable after the amount of underpayment has been determined, and Tenant shall pay such deficiency to Landlord within thirty (30) days following its receipt of such invoice. If, however, Tenant’s Proportionate Share of Operating Expenses for such calendar year is lower than the estimated amount, Tenant shall receive a credit toward the next ensuing monthly payment or payments of the estimated amount of Tenant’s Proportionate Share of Operating Expenses in an amount of such overpayment until depleted, provided however that (i) in no event shall Tenant’s Proportionate Share of Operating Expenses be deemed to be less than zero, and (ii) in the event of the expiration or other termination of this Lease, Tenant shall be refunded such overpayment as soon as practicable thereafter after the amount of overpayment has been determined.

3.6 Additional Expenses. Tenant shall also pay as additional rent all other charges, costs and expenses which are not included within Operating Expenses and which are incurred by Landlord as a result of any use of the Premises by Tenant and which are specifically contemplated hereunder. The amount of such additional rent shall be paid by Tenant to Landlord in advance on the first day of each month of such ensuing calendar year, at the same time and in the same manner as Base Rent, or within thirty (30) days of Tenant’s receipt of a statement therefor from Landlord if such charges, costs and expenses are not incurred monthly and are billed separately by Landlord.

3.7 Audit. Tenant shall have the right to audit, not more than once per year, Landlord’s calculation of Tenant’s actual Proportionate Share of Operating Expenses as reflected in the Statement, and Landlord shall make available its books and records to Tenant upon reasonable notice for such audit. Tenant shall exercise such audit right by providing Landlord with a written notice of Tenant’s exercise of such audit right within ninety (90) days after receipt of Statement for that calendar year (the “Audit Notice”). Upon giving the Audit Notice, Tenant may, at Tenant’s sole cost and expense, cause a qualified independent Certified Public Accountant or reputable accounting firm chosen by Tenant and compensated by Tenant in its sole discretion charging for its services on an hourly rate (and not a contingent fee or bonus) basis (“Acceptable Accountants”) selected by Tenant to audit Landlord’s records with respect to the Operating Expenses. Prior to commencing such audit, the Acceptable Accountants and Tenant must enter into a confidentiality agreement whereby the Acceptable Accountants and Tenant agree to keep the results and findings of such audit confidential. If such audit reflects that Landlord has charged Tenant more than allowed under this Lease and Landlord does not reasonably dispute such findings, Tenant’s payment of its Proportionate Share of Operating Expenses shall be reconciled. If Tenant’s Proportionate Share of Operating Expenses has been paid, such adjustment shall be deducted from the Base Rent to be paid by Tenant, unless paid by Landlord directly to Tenant, and if Tenant has been undercharged, then any amount owed by Tenant will be paid by Tenant within thirty (30) days after the conclusion of the audit and agreement by the parties as to the amount of any overpayment. If such discrepancy is disclosed after the end of the Term of this Lease, then the adjustment shall be paid to or by Tenant within thirty (30) days after the conclusion of the audit and agreement by the parties as to the amount of any overpayment. All costs and expenses of any such audit shall be paid by Tenant; provided, however, in the event it is ultimately determined that Landlord has overstated Operating Expenses by five percent (5%) or more, then Landlord shall reimburse Tenant for Tenant’s reasonable, out-of-pocket cost of the audit up to $5,000.00. In no event shall Tenant’s right to conduct an audit as provided for herein relieve Tenant of its obligations to promptly pay all amounts due as provided for under this Lease.

4. SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, Tenant shall pay Landlord a security deposit in the amount of Twelve Thousand Five Hundred Seventeen and 08/l00ths Dollars ($12,517.08) (herein called the “Security Deposit”) to be held by Landlord without interest for the performance by Tenant of Tenant’s covenants and obligations under this Lease. If Tenant shall at any time fail to pay any Rent, Landlord may, but shall not be obligated to, from time to time and without prejudice to any other remedy, apply all or any portion of the Security Deposit to the extent necessary or deemed necessary by Landlord toward the payment of any such Rent. In the event Landlord applies the Security Deposit or a portion thereof as provided in this Section 4, Tenant shall immediately upon notice from Landlord of such application deposit the amount so applied with Landlord to replenish the Security Deposit, it being the intent of the parties that the Security Deposit held by Landlord always be in the amount stated above. It is expressly understood and agreed, however, that the Security Deposit shall not be considered an advance payment of rent or a measure of Landlord’s damages in the event of any default by Tenant. If, at the expiration or other termination of this Lease, Tenant is not in default of any of its covenants under this Lease, the Security Deposit shall be returned by Landlord to Tenant without interest. In the absence of evidence satisfactory to Landlord for any permitted assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant’s interest in the Security Deposit. In such event, upon the return of the Security Deposit (or balance thereof) to the original Tenant , Landlord shall be completely relieved of liability hereunder .

5. USE.

5.1 Permitted Use. Tenant and its permitted assignees and subtenants shall use the Premises only for office purposes and other related or ancillary purposes, not in violation of any protective covenants or laws, codes, ordinances, rules or regulations applicable to the Complex of which the Building is a part, and for no other use or purpose without the prior written consent of Landlord. Retail sales are prohibited except to the extent that such retail sales are ancillary to the primary, approved use of the Premises. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building. In the event of a breach of this covenant, Tenant shall immediately cease the performance of such unlawful act or such act that is increasing or has increased the existing rate of insurance and shall pay to Landlord any and all increases in insurance premiums resulting from such breach. Tenant shall operate its business in the Premises during the entire Lease Term and in a reputable manner in compliance with all applicable laws, ordinances, regulations, covenants, restrictions, and other matters shown on the public records, now in force or hereafter enacted. Tenant will not permit, create, or maintain by itself or by any of its employees, invitees, customers, patrons, guests, agents, representatives, or contractors any disorderly conduct, trespass, noise, or nuisance whatsoever about the Premises or Building which has a tendency to annoy or disturb any persons either within or outside the Building and shall not permit its employees, invitees, customers, patrons, guests, agents, representatives, or contractors to loiter within or around the Building or any of the common areas.

5.2 Covenants. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. Tenant shall not place or maintain machines, equipment, or other apparatus which causes vibrations or noise that may be transmitted to the Building structure or to any space to such a degree as to be objectionable to Landlord or to any tenant, occupant, or other person in the Building. Tenant shall not, without Landlord’s prior consent, install any equipment, machine, device, tank or vessel which is subject to any federal, state or local permitting requirement. Tenant, at its expense, shall comply with all laws, statutes, ordinances and governmental rules, regulations or requirements governing the installation, operation and removal of any such equipment, machine, device, tank or vessel. Neither Tenant nor any of Tenant’s employees, agents or invitees shall place or maintain within the Premises any stoves, ovens or space heaters, except with the prior written consent of Landlord in each instance. Tenant shall not make or permit any smoke or odor that is objectionable to the public or to other occupants of the Building, to emanate from the Premises, and shall not create, permit, or maintain a nuisance thereon, and shall not do any act tending to injure the reputation of the Building or the Property. Tenant shall cause all loading and unloading of any goods or materials delivered to or sent from the Premises to be done only in the loading dock area of the Premises or, if no loading dock area is located at the Premises, then at the loading dock area of the Building or such other dock area as Landlord may designate. Under no circumstances shall Tenant allow any goods or materials delivered to or sent from the Premises to be stored on, accumulate on or obstruct the loading dock area, dumpster pad, sidewalks, driveways, parking areas, entrances or other public areas or spaces of the Building or the Property. Tenant acknowledges that violations of this Section 5.2 shall constitute a material breach of this Lease, provided Landlord has provided Tenant with written notice of such violation and Tenant has failed to cure such violation within thirty (30) days of Landlord’s written notice. Tenant shall not perform or permit any work, including, but not limited to, assembly, construction, mechanical work, painting, drying, layout, cleaning, or repair of goods or materials, to be done on the loading dock, sidewalks, driveways, parking areas, landscaped areas of the Building or the Property. Tenant shall not abandon or vacate the Premises at any time during the Lease Term. Tenant, at its expense, shall comply with all laws, statutes, ordinances, governmental rules, regulations or requirements, and the provisions of any recorded documents now existing or hereafter in effect relating to its use, operation or occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building and for the preservation of good order therein. The current rules and regulations for the Building are attached hereto as Exhibit “D”. Without limiting the foregoing, after the Commencement Date, Tenant agrees to be wholly responsible at Tenant’s sole cost and expense for any accommodations or alterations which need to be made to the Premises to comply with the provisions of the Americans With Disabilities Act of 1990, as amended (the “ADA”). Pursuant to the MARTA Lease, Landlord hereby covenants for the benefit of MARTA that it will construct, operate and maintain the Property so as to prevent (i) any condition, act or omission which occurs on the Property and which, in a material manner, (a) obstructs, impairs or interrupts the operation of the MARTA transit station, or (b) endangers the safety of MARTA’s patrons or the operation of the transit station; or (ii) a condition or activity on the Property which constitutes a public or private nuisance. Pursuant to the MARTA Lease, Tenant hereby covenants for the benefit of MARTA that it will operate and maintain the Premises so as prevent (i) any condition, act or omission which occurs on the Property and which, in a material manner, (a) obstructs, impairs or interrupts the operation of the MARTA transit station, or (b) endangers the safety of MARTA’s patrons or the operation of the transit station; or (ii) a condition or activity on the Property which constitutes a public or private nuisance.

5.3 Occupancy of Premises. Tenant shall throughout the Lease Tenn, at its own expense, maintain the Premises and all improvements thereon, and shall deliver up the Premises in a clean and sanitary condition at the expiration or termination of this Lease or the termination of Tenant’s right to occupy the Premises by Tenant, in good repair and condition, reasonable wear and tear excepted. In the event Tenant should neglect to maintain and/or return the Premises in such manner, Landlord shall have the right, but not the obligation, to cause repairs or corrections to be made, and any reasonable costs therefor shall be payable by Tenant to Landlord within ten (10) Business Days of written demand therefor by Landlord. Upon the expiration or termination of this Lease or the termination of Tenant’s right to occupy the Premises by Tenant, Landlord shall have the right to reenter and resume possession of the Premises. No act or thing done by Landlord or any of Landlord’s agents during the Lease Tenn shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and executed by Landlord. Tenant shall notify Landlord at least fifteen (15) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises. If Tenant fails to give such notice or to arrange for such inspection, then Landlord’s inspection of the Premises shall be deemed correct for the purpose of determining Tenant’s responsibility for repair and restoration of the Premises. Tenant shall have access to the Premises and the Building twenty-four (24) hours per day, seven (7) days per week, subject to Landlord’s right to close the Building in the event ofan emergency or casualty.

6. UTILITIES AND SERVICE.

6.1 Utilities. Except to the extent directly contracted for by Tenant, Landlord shall furnish or cause to be furnished to the Premises water and sewer services suitable for Tenant’s intended use of the Premises, electricity as set forth in Section 6.2 hereof, and between 8:00 a.m. and 6:00 p.m. Monday through Friday, exclusive of all holidays, and between 9:00 a.m. and 1:00 p.m. on Saturdays, ifrequested one (1) Business Day in advance by Tenant, subject to any rules and regulations of the Building, heat and air conditioning required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises. The parties acknowledge that Landlord’s charge for after-hours HVAC service will be approximately $45.00-$55.00 per hour per floor, which is subject to adjustment from time to time. Tenant shall have access to the Premises and the Building twenty-four (24) hours per day, seven (7) days per week, subject to Landlord’s right to close the Building in the event of an emergency or casualty. As used in this Section 6, the term “holidays” shall mean New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord shall provide lighting facilities for the common entries, hallways, stairways, and restroom facilities in the Building and common areas of the Complex. Tenant will install and pay for its telephone and any cabling service.

6.2 Electrical Services. Landlord, at Landlord’s sole cost and expense, shall cause to be furnished to the Premises, electrical service for lighting and other customary office purposes, all in accordance with the design requirements and specifications shown upon the plans approved for the Premises (the “design load”). Should Tenant’s fully connected electrical load exceed the design load for the Premises, Tenant shall be responsible for complying with any of Landlord’s requirements in connection therewith, including, without limitation, installing (at Tenant’s expense) one (1) additional high voltage panel and/or one (I) additional low voltage panel with associated transformer (which additional panels and transformers shall be hereinafter referred to as the “additional electrical equipment”). If the additional electrical equipment is installed because Tenant’s low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load, then a meter may also be added at Landlord’s option (at Tenant’s expense) to measure the electricity used through the additional electrical equipment.

Should Tenant’s fully connected electrical design load exceed the Building standard rated electrical design load for either low or high voltage electrical consumption, or if Tenant’s electrical design requires low voltage or high voltage circuits in excess of Tenant’s share of the Building standard circuits, Tenant shall be responsible for complying with any of Landlord’s requirements in connection therewith, including, without limitation, installing (at Tenant’s expense) one (I) additional high voltage panel and/or one (I) additional low voltage panel with associated transformer (which additional panels and transformers shall be hereinafter referred to as the “additional electrical equipment”). If the additional electrical equipment is installed because Tenant’s low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load, then a meter may also be added at Landlord’s option (at Tenant’s expense) to measure the electricity used through the additional electrical equipment.

The design and installation of any additional electrical equipment (or related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). All reasonable expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment at Tenant’s request shall also be reimbursed to Landlord by Tenant. Tenant shall also pay, within ten (10) days of Landlord’s written demand, the actual metered cost of electricity consumed through the additional electrical equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), use any equipment which will increase the amount of electricity ordinarily furnished for the use of the Premises as general office space.

If any of Tenant’s electrical equipment requires conditioned air m excess of Building standard air conditioning and has not been provided for in the plans for the Premises, Tenant shall pay all design, installation, metering and Operating Expenses relating thereto, all of which shall be subject to Landlord’s prior approval, which approval shall not be umeasonably withheld, conditioned or delayed.

If Tenant requires that certain areas within the Premises must operate in excess of the normal Building operating hours set forth above, at Landlord’s option the electrical service to such areas may be separately circuited and metered such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building operating hours.

6.3 Additional Tenant Requirements.

6.3.1 Tenant shall ensure that all equipment installed by Tenant that utilizes refrigerants for air conditioning, freezing, and/or refrigeration does not contain chlorofluorocarbon (CFC)-based refrigerants. Equipment, such as small refrigerators, water coolers, and other equipment that contains less than 0.50 pounds of refrigerant, are not subject to this requirement.

6.3.2 Any and all HVAC systems installed by Tenant (including, without limitation, supplemental HVAC systems) that require ventilation air shall meet the minimum requirements of Sections 4 through 7 of ASHRAE Standard 62.1-2007, Ventilation for Acceptable Indoor Air Quality (with errata but without addenda). Furthermore, the ventilation air systems shall be designed using the “Ventilation Rate Procedure” methods described in ASHRAE Standard 62.1-2007. Note that later versions of this Standard, or local regulations that meet or exceed this Standard, may be used.

6.3.3 For any lighting systems installed by Tenant, Tenant shall agree to install an energy efficient lighting system that will achieve a Lighting Power Density (LPD) of 0.70 Watts per square foot or less. This LPD is to be measured as the average LPD for the entire Premises. The reference design standard will be ASHRAE Standard 90.1-2007 (Energy Standard for Buildings Except Low-Rise Residential Buildings), Section 9 - Lighting, or equivalent. Generally, a lighting system that incorporates Light Emitting Diode (LED) fixtures, and uses occupancy sensor (or equivalent) controls, will meet this requirement.

6.4 Janitorial Services. Landlord shall furnish Tenant janitorial service five (5) days per week, exclusive of holidays (as defined in Section 6.1 herein), in a manner customary for other comparable Class “A” office buildings and in accordance with the specifications attached hereto as Exhibit “G” and incorporated herein by this reference; provided, however, if Tenant’s floor coverings or other improvements require special care, Tenant shall pay the additional cleaning cost attributable thereto. Tenant shall ensure that all rubbish, trash, and garbage is regularly removed from the Premises and is not allowed to accumulate to excessive levels within the Premises or the common areas. Trash, rubbish and garbage shall be placed in receptacles in designated locations within the Building; provided, however, hazardous, radioactive, explosive, or flammable chemicals or materials shall be promptly disposed of by Tenant in accordance with applicable laws and governmental regulations. Tenant shall not permit or allow trash or refuse to remain (except temporarily during loading and unloading) or to accumulate on loading docks or in the common areas of the Building or the Building (other than in dumpsters designated for such purpose). Landlord’s failure to comply with the specifications attached hereto as Exhibit “G” will not constitute a default by Landlord hereunder.

6.5 Cessation of Services. Landlord shall not be held liable for any damage or injury suffered by Tenant or by any of Tenant’s licensees, agents, invitees, servants, employees, contractors, or subcontractors or any other person or entity engaged, invited, or allowed to come onto the Premises by Tenant (herein collectively called “Tenant Parties”), resulting directly, indirectly, proximately, or remotely from the installation, use, or interruption of any service to the Premises or Building, including, but not limited to, temporary failure to supply any heating, air conditioning, electrical, water, or sewer services, or other utilities, or any of them, nor shall such failure be construed as an eviction of Tenant. No temporary failure to provide services shall relieve Tenant from fulfillment of any covenant of this Lease, including, without limitation, the covenant to pay any Rent in the manner and amounts, and promptly at the times set forth herein. Notwithstanding anything to the contrary contained in this Lease, if Tenant cannot reasonably use the Premises for Tenant’s intended business operations by reason of any interruption in services to be provided by Landlord that is not the result of a casualty or condemnation (which are covered in Section 13 herein) (and Tenant does not in fact use the Premises) and such condition exists for five (5) consecutive Business Days, then Tenant’s Base Rent shall be equitably abated for that portion of the Premises that Tenant is unable to use for Tenant’s intended business operations until such service is restored to the Premises. Tenant shall not, however, be entitled to any abatement of Base Rent if the interruption or abatement in service or the failure by Landlord to furnish such was not caused by Landlord’s negligence or willful misconduct. By way of example only, there shall be no abatement of Base Rent if Landlord is unable to furnish water or electricity to the Premises if no water or electricity is then being made available to the Building by the supplying utility company or municipality for reasons not caused by Landlord. At the time of the loss of service, Tenant must give written notice promptly to Landlord of the loss of service and its claim for abatement and Tenant only shall be entitled to abatement of Base Rent in proportion to the area rendered unusable. Landlord may prevent or stop abatement by providing substantially the same service in similar quality and quantity by temporary or alternative means until the cause of the loss of service can be corrected. Such abatement shall be Tenant’s sole remedy for loss of service and Tenant shall have no right to terminate this Lease. Notwithstanding the foregoing, in the event Tenant is entitled to (or would have been entitled to had Tenant carried the required insurance) recover Base Rent for such period of untenantability from Tenant’s business interruption insurance or other insurance, then Tenant shall not be entitled to such abatement, it being the intent and agreement of Tenant to first proceed against its insurance carrier for any such loss of use.

6.6 Security Services. Landlord, at its expense (subject to inclusion in Operating Expenses, where applicable and to the extent permitted in the Lease), shall provide security services for the Property, as part of the security services to be provided to the Complex generally, which are at a level typical for similar first-class office projects, and which will use equipment, personnel, procedures and systems pursuant to a reasonable and comprehensive security strategy (the “Security Specifications”). As part of the Security Specifications, the Building will have card key access control on all entry doors and elevators and camera surveillance in the Parking Garage and all entry doors of the Building. Tenant does hereby acknowledge and agree that it shall provide and be solely responsible for securing the Premises, and its property located therein, at Tenant’s sole cost and expense, as may be required for the operation of Tenant’s business within the Premises. Landlord shall have no liability to Tenant, its employees, agents, invitees, or licensees for losses due to theft or burglary, or for damages done by unauthorized persons in the Property, Complex, Building, parking facilities or the Premises or for any injury, trauma or other harm to any person, unless caused by the gross negligence or willful misconduct of Landlord, and neither shall Landlord be required to insure against any such losses. Tenant shall be responsible for all repairs and replacements of damage and/or destruction of the Premises necessitated by burglary or attempted burglary, or any other illegal or forcible entry into the Premises. Tenant shall cooperate fully in any efforts of Landlord to maintain security in the Complex and shall follow all rules and regulations promulgated by Landlord with respect thereto. Landlord shall notify Tenant in writing of any changes to the security services that are provided by Landlord.

7. REPAIR AND MAINTENANCE.

7.1 Landlord’s Repairs. Landlord shall keep the roof, foundation, exterior walls, structural and load bearing walls, common areas, heating, air conditioning, mechanical and electrical systems, and all sewer and utility lines of the Building, including, but not limited to, all sewer connections, plumbing, heating appliances, wiring, and glass, in good order and repair, shall furnish Tenant all Building standard florescent bulb replacement in all areas and all incandescent bulb replacement in the common areas and service areas within the Building. Notwithstanding anything to the contrary contained herein and except as otherwise provided in the preceding sentence, Landlord shall have no obligation to maintain, replace, or repair any other improvements located within the Premises, the maintenance of which is and shall be the responsibility of Tenant. Notwithstanding the obligation of Landlord under this Section 7.1 , Tenant shall be responsible for the cost of any and all damage arising from the negligence or willful misconduct of Tenant or any of the Tenant Parties. Landlord shall have no obligation to make any repairs unless and until Tenant notifies Landlord in writing of the necessity thereof, in which event Landlord shall have reasonable time in which to make such repairs; however, Tenant may notify Landlord verbally of any minor, routine or day-to-day repairs which need to be made.

7.2 Tenant’s Repair. Subject to Landlord’s obligation to provide janitorial services, Tenant shall keep the Premises free from all litter, dirt, debris, and obstructions and in a clean and sanitary condition. Except as otherwise provided in the first sentence of Section 7.1 hereof, Tenant shall maintain, replace, and repair all improvements located within the Premises, including, but not limited to, finishes, wall coverings, carpets, floor coverings, utility lines, sewer connections, plumbing, wiring and glass in such a manner so that the Premises are maintained in good condition and suitable for Tenant’s intended commercial purpose. At the expiration or other termination of this Lease, Tenant shall surrender the Premises (and keys thereto) in as good condition as when received, loss by fire or other casualty not the result of any act or omission by Tenant, or ordinary wear and tear only excepted.

8. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, war, or other reason of a like nature other than finance, which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of the delay. The provisions of this Section 8 shall not cancel, postpone, or delay the due date of any payment to be made by Tenant hereunder, nor operate to excuse Tenant from prompt payment of any Rent required by the terms of this Lease.

9. PROPERTY AND LIABILITY INSURANCE.

9.1 Landlord’s Insurance. Throughout the Lease Term, Landlord will insure the Building, excluding foundations and excavations, the Building standard leasehold improvements, and the machinery, boilers, and equipment contained therein owned by Landlord, excluding any property Tenant is obligated to insure under Section 9.3 below, against damage by fire and the perils insured in the standard extended coverage endorsement, subject to Section 3. Landlord shall also, throughout the Lease Term, carry commercial general liability insurance with respect to the ownership and operation of the Building. The insurance required to be obtained by Landlord may be obtained by Landlord through blanket or master policies insuring other entities or properties owned or controlled by Landlord.

9.2 Compliance with Insurance Regulations; Covenants. Tenant shall comply with all insurance regulations so the lowest fire, extended coverage, and liability insurance rates available for use of the Building as normal office space may be obtained by Landlord and will not use or keep any substance or material in or about the Premises which may vitiate or endanger the validity of insurance on the Building, increase the hazard or the risk beyond that for a normal office building, or result in an increase in premium on the insurance on the Building. If any insurance policy upon the Premises or the Building or any part thereof shall be canceled or shall be threatened by the insurer to be canceled, the coverage thereunder reduced or threatened to be reduced, or the premium therefor increased or threatened to be increased in any way by the insurer by reason of the use and occupation of the Premises by Tenant or by any assignee or subtenant of Tenant and if Tenant fails to remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof within twenty-four (24) hours after written notice thereof by Landlord, Landlord may, at its option, do any one of the following:

9.2.1 Declare a default by Tenant, and thereupon the provisions of Section 12 shall apply; or

9.2.2 Enter upon the Premises and remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof, and in such event, Tenant shall forthwith pay the reasonable cost thereof to Landlord as additional rent; and if Tenant fails to pay such cost, Landlord may declare a default by Tenant and thereupon the provisions of Section 12 shall apply, and Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises as a result of the entry; or

9.2.3 If the sole action taken by the insurer is to raise the premium or other monetary cost of the insurance, demand payment from Tenant of the premium or other cost as additional rent hereunder, and if Tenant fails to pay the increase to Landlord within ten (10) Business Days of written demand by Landlord, Landlord may declare a default by Tenant and thereupon the provisions of Section 12 shall apply. Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord and that such insurance will be for the sole benefit of Landlord with no coverage for Tenant for any risk insured against.

9.3 Tenant’s Insurance. Tenant shall, prior to its occupancy of the Premises and during the entire Lease Term, at its sole cost and expense, obtain, maintain, and keep in full force and effect, the following types and kinds of insurance:

9.3.1 Causes of Loss-Special Form property insurance upon property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or which was installed by or on behalf of Tenant, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, and fixtures, excluding, however, those improvements, if any, installed by Landlord in accordance with Exhibit “B” attached hereto, against all risk ofloss in an amount not less than one hundred percent (100%) of the full replacement cost thereof;

9.3.2 Commercial general liability insurance in an amount not less than $2,000,000.00 for any one occurrence or such higher limits as Landlord may reasonably require from time to time with Tenant, Landlord, and Landlord’s mortgagees named as additional insureds therein; the insurance shall include coverage against liability for bodily injuries or property damage arising out of the use by or on behalf of Tenant of owned, non-owned, or hired automobiles and other vehicles for a limit not less than that specified above;

9.3.3 Workers’ compensation insurance in the amount required by law to protect Tenant’s employees;

9.3.4 [intentionally omitted]; and

9.3.5 Any other form or forms of insurance that Landlord may reasonably require from time to time, in form, in amounts, and for insurance risks against which a prudent tenant would protect itself.

9.4 Policy Requirements. All insurance policies shall be taken out with companies reasonably acceptable to Landlord licensed and registered to operate in the State of Georgia and in form reasonably satisfactory to Landlord. The insurance may be by blanket insurance policy or policies . Prior to the Commencement Date, Tenant shall deliver certificates evidencing the insurance policies and any endorsement, rider, or renewal thereof, to Landlord. Certificates evidencing renewals shall be delivered to Landlord no later than thirty (30) days after each renewal, as often as renewal occurs, and in no event less than thirty (30) days prior to the date on which the policy would otherwise expire. All insurance policies shall require the insurer to notify Landlord and Landlord’s mortgagees in writing thirty (30) days prior to any material change, cancellation, or termination thereof. In the event that Tenant fails to take out or maintain any policy required by this Section 9 to be maintained by Tenant, such failure shall be a defense to any claim asserted by Tenant against Landlord by reason of any loss sustained by Tenant that would have been covered by such policy, notwithstanding that such loss may have been proximately caused solely or partially by the negligence or willful misconduct of Landlord or any of Landlord’s Related Parties. If Tenant does not procure insurance as required, Landlord may, upon advance written notice to Tenant, cause this insurance to be issued and Tenant shall pay to Landlord the premium for such insurance within ten ( I 0) days of Landlord’s written demand, plus interest at the past due rate provided for in Section 2.2 of this Lease until repaid by Tenant. If allowed, all policies of insurance required to be maintained by Tenant shall specifically make reference to the indemnifications by Tenant in favor of Landlord under this Lease.

9.5 Waiver of Subrogation. Each party hereto waives all rights of recovery, claims, actions or causes of actions arising in any manner in its (the “Injured Party’s”) favor and against the other party for loss or damage to the Injured Party’s property located within or constituting a part or all of the Property, to the extent the loss or damage: (a) is covered by the Injured Party’s insurance; or (b) would have been covered by the insurance the Injured Party is required to carry under this Lease, whichever is greater, regardless of the cause or origin, including the sole, contributory, partial, joint, comparative or concurrent negligence of the other party. This waiver also applies to each party’s directors, officers, employees, shareholders, partners, representatives and agents. All insurance carried by either Landlord or Tenant covering the losses and damages described in this Section 9.5 shall provide for such waiver of rights of subrogation by the Injured Party’s insurance carrier to the maximum extent that the same is permitted under the laws and regulations governing the writing of insurance within the state in which the Building is located . Both parties hereto are obligated to obtain such a waiver and provide evidence to the other party of such waiver. The waiver set forth in this Section 9.5 shall be in addition to, and not in substitution for, any other waivers, indemnities or exclusions of liability set forth in this Lease.

10. ALTERATIONS AND IMPROVEMENTS.

10.1 Acceptance of Premises. Landlord shall deliver the Premises to Tenant with the Improvements set forth in Exhibit “B” attached hereto substantially completed. Tenant has made a complete inspection of the Premises and shall accept the Premises and the Property in their “AS IS,” “WHERE IS,” and “WITH ALL FAULTS” condition on the Commencement Date without recourse to Landlord, subject to the terms of Exhibit “B” attached hereto and hereby made a part hereof. Landlord shall, at no additional cost or expense to Tenant, construct or install the work for Base Building (as defined in Exhibit “C” attached heret o). Except as expressly provided in this Lease, Landlord shall have no obligation to furnish, equip or improve the Premises or the Property. The taking of possession of the Premises by Tenant shall be conclusive evidence against Tenant that (i) Tenant accepts the Premises and the Property as being suitable for its intended purpose and in a good and satisfactory condition, subject to the terms of Exhibit “B” attached hereto, (ii) acknowledges that the Premises and the Property comply fully with Landlord’s covenants and obligations under this Lease, subject to the terms of Exhibit “B” attached hereto, and (iii) waives any defects in the Premises and its appurtenances and in all other parts of the Property not identified by Tenant to Landlord within the applicable I-year construction warranty period.

10.2 Improvements and Alterations. Tenant shall not make any alterations, additions, or improvements in or to the Premises, nor instal1 or attach fixtures in or to the Premises, without the prior written consent of Landlord, including Landlord’s written approval of Tenant’s contractor(s) and of the plans, working drawings and specifications relating thereto, including, without limitation, the structural, mechanical, electrical, and plumbing drawings or plans. All alterations, additions, or improvements made, installed in, or attached to the Premises by Tenant, upon the consent specified above, shall be made at Tenant’s expense at Tenant’s sole risk and in a good and workmanlike manner with labor and materials of such quality as Landlord may reasonably require, strictly in accordance with the plans and specifications approved by Landlord, all applicable codes, laws, ordinances, regulations, and other requirements of any appropriate governmental authority, and any applicable covenants or other restrictions, and prosecuted diligently and continuously to completion so as to minimize interference with the normal business operations of other tenants in the Building, the performance of Landlord’s obligations under this Lease or any mortgage or ground lease covering or affecting all or any part of the Building or the Land and any work being done by contractors engaged by Landlord with respect to or in connection with the Building. Tenant’s architect and engineers must be licensed in the State of Georgia and must be insured. Tenant shall have no (and hereby waives all) rights to payment or compensation for any such item . Prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies licensed and registered to operate in the State of Georgia evidencing that workers’ compensation insurance and commercial general liability insurance, all in amounts reasonably satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform the work. Approval by Landlord of any of Tenant’s drawings and plans and specifications prepared in connection with any alterations, improvements, modifications or additions to the Premises or the Property shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or alterations, improvements, modifications or additions to which they relate, for any use, purpose or conditions, but such approval shall merely be the consent of Landlord as required hereunder. Tenant shall deliver to Landlord a complete copy of the “as-built” or final plans and specifications for all alterations or physical additions so made in or to the Premises within thirty (30) days of completing the work. Tenant shall not place safes, vaults, filing cabinets or systems, libraries or other heavy furniture or equipment within the Premises without Landlord’s prior written consent. Notwithstanding the foregoing, Tenant, at Tenant’s sole cost and expense, shall be permitted to make, from time to time, interior improvements or additions without Landlord’s prior written consent so long as in each instance: (i) such alterations, improvements and/or additions do not affect any of the building systems (including mechanical, electrical, and plumbing systems) or life safety systems or the structural elements of the Building, (ii) such alterations, improvements and/or additions do not cost in excess of$25,000.00 for any one alteration or related series of alterations, improvements and/or additions within each Lease Year, (iii) such alterations, improvements and/or additions do not require a building or construction permit, (iv) such alteration is not visible from outside the Premises, (v) Tenant provides to Landlord written notice of such work, as well as a schedule for completion of such work, at least five (5) Business Days prior to commencement thereof, (vi) Tenant provides to Landlord as-built drawings or plans and specifications reflecting such alterations, improvements and/or additions if same are prepared in connection with such alterations, improvements or additions within ten (10) Business Days after completion of such work, (vii) Landlord approves of Tenant’s contractor(s), which approval shall not be unreasonably withheld, conditioned or delayed, (viii) such work must be performed in accordance with the Building’s rules and regulations, and if such alterations or improvements create odors and/or loud noise or vibrations, after normal business hours, and (ix) such work shall not interfere in any way or for any reason with work being performed or to be performed by Landlord or at its direction elsewhere in the Building or otherwise require or cause Landlord to incur any cost in connection therewith or as a result thereof.

10.3 Liens. Tenant shall keep the Premises free from all liens, preliminary notices ofliens, right to liens, or claims of liens of contractors, subcontractors, mechanics, or materialmen for work done or materials furnished to the Property at the request of Tenant. Whenever and so often as any such lien shall attach or claims or notices thereof shall be filed against the Property or any part thereof as a result of work done or materials furnished to the Property at the request of Tenant, Tenant shall, within ten (10) days after Tenant has notice of the claim or notice of lien, cause it to be discharged of record, which discharge may be accomplished by payment or by bonding proceedings. If Tenant shall fail to cause the lien, or such claim or notice thereof, to be discharged within the I 0-day period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of the lien, or claim or notice thereof, by deposit or bonding proceedings. Any amount so paid by Landlord and all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Landlord in connection therewith shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant in full on written demand of Landlord together with interest thereon at the rate set forth in Section 2.2 hereof from the date it was paid by Landlord. Tenant shall not have the authority to subject the interest or estate of Landlord to any liens, rights to liens, or claims of liens for services, materials, supplies, or equipment furnished to Tenant or on behalf of Tenant.

10.4 Title to Alterations. All alterations, additions, or improvements, including, but not limited to, fixtures, partitions, counters, and window and floor coverings, which may be made or installed by either of the parties hereto upon the Premises, irrespective of the manner of annexation, and irrespective of which party may have paid the cost thereof, excepting only movable office furniture and shop equipment put in at the expense of Tenant, shall be the property of Landlord, and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or other termination of this Lease, without disturbance, molestation, or injury and without compensation, payment, or reimbursement therefor. Notwithstanding the foregoing, however, Landlord may elect by providing written notice to Tenant at the time Landlord approves same (or if Landlord’s approval is not required, at the time Tenant notifies Landlord of such installations), that any or all installations made or installed by or on behalf of Tenant be removed at the end of the Lease Term, and, if Landlord so elects, it shall be Tenant’s obligation to restore the Premises to the condition they were prior to the alterations, additions, or improvements, reasonable wear and tear excepted, on or before the expiration or other termination of this Lease. Such removal and restoration shall be at the sole expense of Tenant. Further, notwithstanding anything contained herein to the contrary except as otherwise provided in Section 9.1 hereof, Landlord shall be under no obligation to insure the alterations, additions, or improvements or anything in the nature of a leasehold improvement made or installed by or on behalf of Tenant, the Tenant Parties, or any other person, and such improvements shall be located at, on, or within the Premises at the sole risk of Tenant.

10.5 Tenant’s Negligence. In the event Landlord makes any capital investment, major structural repairs or improvements in or to the Premises or Building which are required due to the negligence or any act or omission of Tenant or any of the Tenant Parties, any and all cost and expenses incurred by Landlord in making the capital investment, major structural repairs, or improvements shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant in full on written demand of Landlord, together with interest thereon from the date of the demand at the rate set forth in Section 2.2 hereof.

10.6 Compliance with Laws. In the event Landlord, during the Lease Term, shall be required by any governmental authority or the order or decree of any court, to repair, alter, remove, reconstruct, or improve (herein collectively called “Repairs”) any part of the Premises, then the Repairs shall be made by and at the expense of Landlord subject to the same being included as an Operating Expense under Section 3.3.8 herein, unless resulting from alterations made by or other reasons attributable to, Tenant, and shall not in any way affect the obligations or covenants of Tenant herein contained, and Tenant hereby waives all claims for damages or abatement of Rent because of the Repairs. If the Repairs shall render the Premises untenantable and if the Repairs are not substantially completed within one hundred eighty (180) days after the date of the notice, requirement, order, or decree, either party hereto upon written notice to the other party given not later than one hundred ninety (190) days after the date of the notice, requirement, order, or decree, may terminate this Lease, in which case Rent shall be apportioned and paid to the date the Premises were rendered untenantable; provided however that where the requirement by a governmental authority having jurisdiction to repair, alter, remove, reconstruct, or improve any part of the Premises arises out of any act or omission by Tenant, or as the result of Tenant’s use of the Premises by Tenant, then the Repairs shall be effected promptly at the sole cost and expense of Tenant and there shall not, in any event, be any abatement of Rent nor any right of Tenant to terminate this Lease whether or not the completion of the Repairs takes more than one hundred eighty (180) days.

11. ASSIGNMENT OR SUBLETTING.

11.1 Transfers. Tenant shall not, by operation of law or otherwise, (a) assign, transfer, mortgage, pledge, hypothecate or otherwise encumber this Lease, the Premises or any part of or interest in this Lease or the Premises, (b) grant any concession or license within the Premises, (c) sublet all or any part of the Premises or any right or privilege appurtenant to the Premises, or (d) permit any other party to occupy or use all or any part of the Premises (collectively, a “Transfer”), without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. This prohibition against a Transfer includes, without limitation, (i) any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant’s corporate or proprietary structure; (ii) an assignment or subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency, or other proceedings; (iii) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without specific assignment of Lease; or (iv) the change in control in a partnership. Landlord shall have the right to make such investigations as it deems reasonable and necessary in determining the acceptability of the proposed assignee or subtenant. Such investigations may include inquiries into the financial background, business history, capability of the proposed assignee or subtenant in its line of business, and the quality of its operations. Under no circumstances shall Landlord be obligated to consent to the assignment of this Lease or the subletting of the Premises to any entity whose operations violate any applicable protective or restrictive covenants. Tenant shall provide to Landlord such information as Landlord may reasonably require to enable it to determine the acceptability of the proposed assignee or subtenant, including information concerning all of the foregoing matters, and Landlord shall have no obligation to consent to any assignment or subletting unless it has received from Tenant, at no cost or expense to Landlord, the most recent financial statements of the proposed assignee or subtenant, a copy of the proposed sublease or assignment agreement, to be followed by a copy of the fully executed document, and such other information as Landlord reasonably requires. For purposes of this Section 11, an assignment, transfer or sale of stock or other ownership interests in Tenant shall be deemed an assignment within the meaning of and shall be governed by this Section. No assignment or subletting, be it with or without the consent of Landlord, shall release Tenant from its obligations under this Lease nor shall Tenant permit this Lease or any interest herein or in the tenancy hereby created to become vested in or owned by any other person, firm, or corporation by operation oflaw or otherwise. The power of Landlord to give or withhold its consent to any assignment or subletting shall not be exhausted by the exercise thereof on one or more occasions, but shall be a continuing right and power with respect to any type of transfer, assignment or subletting. Within ten (I 0) Business Days of Landlord’s receipt of all requested information, Landlord shall notify Tenant in writing that either (i) such assignment or sublease is approved, (ii) such assignment or sublease is not approved, or (iii) that Landlord has elected to terminate the Lease with respect to that portion of the Premises to be assigned or subleased and the effective date of such termination, whereupon Tenant shall vacate and surrender that portion of the Premises so terminated.

11.2 Permitted Transfers. Notwithstanding any provision to the contrary, Tenant may assign this Lease or sublet the Premises without Landlord’s consent and without causing a Transfer to occur to the following entities (“Permitted Transferee”) in connection with one of the following Transfers (each, a “Permitted Transfer”): (a) to any corporation or other entity that controls, is controlled by or is under common control with

Tenant; (b) to any corporation or other entity resulting from a merger, acquisition, consolidation or reorganization ofor with Tenant; (c) in connection with the sale of all or substantially all of the assets of Tenant, so long as Tenant provides evidence to

Landlord in writing that such assignment or sublease complies with the criteria set forth in (a), (b) or (c) above and provided the following conditions are met: (i) the net worth of the transferee is equal to or greater than Tenant’s net worth on the date of this Lease, (ii) if Tenant remains in existence as a separate legal entity following the transfer, it shall not be released from liability under this Lease, (iii) the transferee shall assume in a writing delivered to Landlord all of Tenant’s obligations under the Lease effective upon the consummation of the transfer, and (iv) Tenant shall give written notice to Landlord of the proposed transfer at least fifteen (15) days in advance of the consummation thereof.

11.3 No Release of Tenant. If Tenant shall assign this Lease or sublet the Premises in any way not authorized by the terms hereof, the acceptance by Landlord of any Rent from any person claiming as assignee, subtenant, or otherwise shall not be construed as a recognition of or consent to the assignment or subletting or as a waiver of the right of Landlord thereafter to collect any Rent from Tenant, it being agreed that Landlord may at any time accept any Rent under this Lease from any person offering to pay it without thereby acknowledging the person so paying as a tenant in place of Tenant herein named, and without releasing Tenant from the obligations of this Lease, and without recognizing the claims under which such person offers to pay any Rent, but it shall be taken to be a payment on account by Tenant. While the Premises or any part thereof are subject to a Transfer, Landlord may collect directly from such transferee all rents or other sums relating to the Premises becoming due to Tenant or Landlord and apply such rents and other sums against the Rent and any other sums payable hereunder. lf the aggregate rental, bonus or other consideration paid by a transferee for any such space exceeds the sum of (a) Tenant’s Rent to be paid to Landlord for such space during such period and (b) Tenant’s costs and expenses actually incurred in connection with such Transfer, including reasonable brokerage fees, reasonable costs of finishing or renovating the space affected and reasonable cash rental concessions, which costs and expenses are to be amortized over the term of the Transfer, then fifty percent (50%) of such excess shall be paid to Landlord within fifteen (15) days after such amount is received by Tenant. Such overage amounts in the case of a sublease shall be calculated and adjusted (if necessary) on a Lease Year (or partial Lease Year) basis, and there shall be no cumulative adjustment for the Lease Term. Tenant authorizes its transferees to make payments of Rent and any other sums due and payable, directly to Landlord upon receipt of notice from Landlord to do so. Any attempted Transfer by Tenant in violation of the terms and covenants of this Section 11 shall be void and shall constitute a default by Tenant under this Lease. In the event that Tenant requests that Landlord consider a sublease or assignment hereunder, Tenant shall pay (i) Landlord’s reasonable fees, not to exceed Five Hundred and 00/100 Dollars ($500.00) per transaction, incurred in connection with the consideration of such request, and (ii) all reasonable attorneys’ fees and costs incurred by Landlord in connection with the consideration of such request or such sublease or assignment, not to exceed $2,000 per Transfer.

11.4 No Assignment of Options. In the event of an assignment of this Lease or sublease of more than fifty percent (50%) in the aggregate of the Premises, all options or similar rights of Tenant hereunder, including without limitation, any option to extend or renew, option to expand, first offer or first refusal right, or first right to lease, shall be rendered null and void and of no further force or effect, except as otherwise expressly permitted hereunder.

I 1.5 Assignment by Landlord. Landlord shall have the right at any time to sell, transfer or assign, in whole or in part, by operation of law or otherwise, its rights, benefits, privileges, duties, obligations or interests in this Lease or in the Premises, the Building, the Land, the Property and all other property referred to herein, without the prior consent of Tenant, and such sale, transfer or assignment shall be binding on Tenant. After such sale, transfer or assignment, Tenant shall attom to such purchaser, transferee or assignee, and Landlord shall be released from all liability and obligations under this Lease accruing after the effective date of such sale, transfer or assignment.

12. DEFAULTS.

12.1 Default by Tenant. The occurrence of any one or more of the following events, subject to the notice and cure periods set forth in this Section 12, shall constitute a default by Tenant under this Lease:

12.1.1 Tenant shall fail to pay to Landlord any Rent or any other monetary charge due from Tenant hereunder within five (5) Business Days after Tenant’s receipt of written notice of such failure from Landlord (provided that such notice and cure period shall be afforded Tenant no more than one (1) time in any twelve (12) month period);

12.1.2 Tenant breaches or fails to comply with any term, provisions, conditions or covenant of this Lease, other than as described in Section 12.1.1, or with any of the Building rules and regulations now or hereafter established to govern the operation of the Property and such breach or failure is not cured within thirty (30) days after Tenant’s receipt of written notice of such failure from Landlord, provided, however, if the cure cannot be effected within the thirty (30) day period and Tenant begins to cure and is pursuing such cure in good faith and with diligence and continuity during the thirty (30) day period, then Tenant shall have up to an additional thirty (30) days to effect such cure;

12.1.3 A Transfer (other than a Permitted Transfer) shall occur, without the prior written approval of Landlord;

12.1.4 The interest of Tenant under this Lease shall be levied on under execution or other legal process and such levy or execution is not dismissed within thirty (30) days after Tenant’s receipt of written notice from Landlord;

12.1.5 Any petition in bankruptcy or other insolvency proceedings shall be filed by or against Tenant, or any petition shall be filed or other action taken to declare Tenant a bankrupt or to delay, reduce or modify Tenant’s debts or obligations or to reorganize or modify Tenant’s capital structure or indebtedness or to appoint a trustee, receiver or liquidator of Tenant or of any property of Tenant, or any proceeding or other action shall be commenced or taken by any governmental authority for the dissolution or liquidation of Tenant and, within thirty (30) days thereafter, Tenant fails to secure a discharge thereof;

12.1.6 Tenant shall become insolvent, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall make a transfer in fraud of creditors, or a receiver or trustee shall be appointed for Tenant or any of its properties and such action is not cured or dismissed within thirty (30) days after Tenant’s receipt of written notice from Landlord;

12.1.7 Tenant shall desert, abandon or vacate the Premises or any substantial portion thereof and ceases paying Rent hereunder or fails to operate its business in the Premises for any reason other than destruction or condemnation of the Premises and such action is not cured within thirty (30) days after Tenant’s receipt of written notice from Landlord;

12.1.8 Tenant shall do or permit to be done anything which creates a lien upon the Premises or the Property and such lien is not paid or removed within ten (10) days after Tenant has notice of the claim or notice of lien.

12.2 Landlord’s Remedies. Upon occurrence of any default by Tenant under this Lease, subject to any notice and cure period, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity by this Lease:

12.2.1 Continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent, additional rent and other charges when due.

12.2.2 Terminate this Lease, in which event Tenant shall surrender the Premises to Landlord immediately upon expiration often (10) days from the date of the service upon Tenant of written notice to that effect, without any further notice or demand. In the event Landlord shall become entitled to the possession of the Premises by any termination of this Lease herein provided, and Tenant shall refuse to surrender or deliver up possession of the Premises after the service of such notice, then Landlord may, without further notice or demand, enter into and upon the Premises, or any part thereof, and take possession of and repossess the Premises as Landlord’s former estate, and expel, remove, and put out of possession Tenant and its effects, using such help, assistance and force in so doing as may be needful and proper, without being liable for prosecution or damages therefor or guilty of trespass, and without prejudice to any remedy allowed by law available in such cases. Tenant shall indemnify Landlord for all reasonable loss, cost, expense, and damage which Landlord may suffer by reason of the termination, whether through inability to relet the Premises, or through decrease in Rent or otherwise. In the event of such termination, Landlord may, at its option, recover forthwith as liquidated damages, and not as a forfeiture or penalty, a sum of money equal to the total of(a) the cost of recovering the Premises, including, without limitation, reasonable attorneys’ fees actually incurred and cost of suit, (b) the unpaid Rent and other sums accrued hereunder at the date of termination, plus late charges and interest thereon at the rate specified in Section 2.2 hereof, (c) the present value (discounted at the rate of 8% per annum) of the balance of the Rent for the remainder of the Lease Term, including any amounts treated as additional rent hereunder, less the present value (discounted at the same rate) of the fair market rental value of the Premises for said period, taking into account the cost, time, expenses and other factors necessary to obtain a replacement tenant or tenants, including expenses relating to the recovery of the Premises, preparation for reletting and reletting itself, (d) the cost of reletting the Premises including, without limitation, the cost of restoring the Premises to the condition necessary to rent the Premises at the prevailing market rental rate, normal wear and tear excepted, (e) any increase in insurance premiums caused by the vacancy of the Premises, (f) the amount of any unamortized improvements to the Premises paid for by Landlord, (g) the amount of any unamortized costs paid by Landlord in connection with the leasing of the Premises, and (h) any other sum of money and damages owed by Tenant to Landlord.

12.2.3 Terminate Tenant’s right of occupancy or possession, retake possession of the Premises by entry, forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, without acceptance of surrender of possession of the Premises, and without becoming liable for damages or guilty of trespass, in which event Landlord may, but shall be under no obligation to rent the Premises, or any part thereof, for such term or terms and for such rent and upon such conditions as Landlord may, in its sole discretion, deem advisable, making such changes, improvements, alterations, and repairs to the Premises as may be required. All rent received by Landlord from any reletting shall be applied first to the payment of any indebtedness other than Rent due hereunder from Tenant; second, to the payment of any costs and expenses of the reletting, including but not limited to brokerage fees, reasonable attorneys’ fees actually incurred and costs of such changes, improvements, alterations, and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent or damage as they may become due and payable hereunder. If the rent received from the reletting during the Lease Term is at any time insufficient to cover the costs, expenses, and payments enumerated above, Tenant shall pay any deficiency to Landlord, as often as it shall arise, within thirty (30) days from Landlord’s written demand. Tenant shall be liable for and shall pay to Landlord all Rent payable by Tenant under this Lease when due according to the terms of this Lease (plus interest at the past due rate provided in Section 2.2 of this Lease if in arrears) plus an amount equal to (a) the cost of recovering possession of the Premises, (b) the cost of removing and storing any of Tenant’s or any other occupant’s property left on the Premises or the Building after reentry, (c) the cost ofrepairs, changes, alterations and additions to the Premises and the Building, (d) the cost of any attempted reletting or reletting and the collection of the rent accruing from such reletting, (e) the cost of any brokerage fees or commissions payable by Landlord in connection with any reletting or attempted reletting, (f) any other costs reasonably incurred by Landlord in connection with any such reletting or attempted reletting, (g) the cost of any increase in insurance premiums caused by the termination of possession of the Premises, (h) the amount of any unamortized improvements to the Premises paid for by Landlord, (i) the amount of any unamortized brokerage commissions or other costs paid by Landlord in connection with the leasing of the Premises and (j) any other sum of money or damages owed by Tenant to Landlord at law, in equity or hereunder, all reduced by any sums received by Landlord through any reletting of the Premises; provided, however, that in no event shall Tenant be entitled to any excess of any sums obtained by reletting over and above Rent provided in this Lease to be paid by Tenant to Landlord. Landlord may file suit to recover any sums falling due under the terms of this Section

12.2.3 from time to time, and no delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default and/or exercise its rights under Section 12.2.2 of this Lease.

12.2.4 Enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord within thirty (30) days of Landlord’s written demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease plus fifteen percent (I 5%) of such cost to cover overhead plus interest at the past due rate provided in this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. No action taken by Landlord under this Section I 2.2.4 shall relieve Tenant from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations.

12.2.5 Without waiving such default, apply all or any part of the Security Deposit to cure the default or to any damages suffered as a result of the default to the extent of the amount of damages suffered. Tenant shall reimburse Landlord for the amount of such depletion of the Security Deposit on demand as set forth in Section 4 of this Lease.

12.2.6 Change all door locks and other security devices of Tenant at the Premises and/or the Property to the extent permitted by applicable law, and Landlord shall not be required to provide the new key to the Tenant except during Tenant’s regular business hours, and only upon the condition that Tenant has cured any and all defaults hereunder and in the case where Tenant owes Rent to the Landlord, reimbursed Landlord for all Rent and other sums due Landlord hereunder. Landlord, on terms and conditions satisfactory to Landlord in its sole discretion, may upon request from Tenant’s employees, enter the Premises for the purpose of retrieving therefrom personal property of such employees, provided, Landlord shall have no obligation to do so.

I 2.2.7 Recover any and all reasonable costs incurred by Landlord resulting directly, indirectly, proximately, or remotely from the default, including but not limited to reasonable attorneys’ fees.

12.2.8 Exercise any and all other remedies available to Landlord in this Lease, at law or in equity.

12.3 Abandonment of Personal Property. In addition to any other rights which Landlord may have, Landlord, in person or by agent, may enter upon the Premises and take possession of all or any part of Tenant’s property in the Premises, and may sell all or any part of such property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the property to the highest bidder, delivering to the highest bidder all of Tenant’s title and interest in the property sold to him. The proceeds of the sale of the property shall be applied by Landlord toward the reasonable costs and expenses of the sale, including, without limitation, reasonable attorneys’ fees actually incurred, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease. Any excess remaining shall be paid to Tenant or any other person entitled thereto by law.

12.4 Reentry. If Tenant fails to allow Landlord to reenter and repossess the Premises, Landlord shall have full and free license to enter into and upon the Premises in accordance with applicable laws for the purpose of repossessing the Premises, expelling or removing Tenant and any others who may be occupying or otherwise within the Premises, removing any and all property therefrom and changing all door locks of the Premises. Landlord may take these actions without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, without accepting surrender of possession of the Premises by Tenant, and without incurring any liability for any damage resulting therefrom, including without limitation any liability arising under applicable state law and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law or in equity, Tenant hereby waiving any right to claim damage for such reentry and expulsion, including without limitation any rights granted to Tenant by applicable state law. The provisions of this Section I 2 shall operate as a notice to quit, and any other notice to quit or notice of Landlord’s intention to re-enter the Premises is hereby expressly waived. Tenant further waives any right under any present or future law to redeem the Premises after entry of a judgment in favor of Landlord.

12.5 Remedies Non-Exclusive. Pursuit of any of the remedies herein provided shall not preclude the pursuit of any other remedies herein provided or any other remedies provided at law or in equity. Failure by Landlord to enforce one or more of the remedies herein provided shall not be deemed or construed to constitute a waiver of any default, or any violation or breach of any of the terms, provisions, or covenants herein contained.

12.6 Waiver of Certain Rights. Tenant hereby expressly waives any and all rights Tenant may have under applicable state law to recover or redeem possession of the Premises. Tenant hereby waives any and all liens (whether statutory, contractual or constitutional) it may have or acquire as a result of a breach by Landlord under this Lease.

12.7 Non-Waiver. Failure on the part of Landlord to complain of any action or inaction on the part of Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights under this Lease. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval by Landlord to or of any action by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.

13. DAMAGE AND CONDEMNATION.

13.1 Casualty. In the event during the Lease Term the Premises are damaged by fire or other casualty, but to such an extent that repairs and rebuilding can reasonably be completed within two hundred ten (210) days from the date of such casualty, Landlord may, at Landlord’s option within thirty (30) days of such event, elect to repair and rebuild the Premises. If Landlord elects to repair and rebuild the Premises, Landlord will notify Tenant of same and this Lease shall remain in full force and effect, but Landlord may require Tenant temporarily to vacate the Premises while they are being repaired and, subject to the provisions of this Section 13.1, Rent shall abate during this period to the extent that the Premises are untenantable; provided, however, that Landlord shall not be liable to Tenant for any damage or expense which temporarily vacating the Premises may cause Tenant. If the repairs of or restoration to the Premises is not substantially complete (exclusive of any of Tenant’s property or Tenant’s improvements), or the Premises is not otherwise made suitable for occupancy by Tenant, within the aforesaid two hundred ten (210) day period, Tenant shall have the right, by written notice to Landlord within ten (10) days after such period, to terminate this Lease, in which event Rent shall be abated for the unexpired Lease Term, effective as of the date Tenant vacates the Premises, and the other terms and conditions of this Lease shall continue and remain in full force and effect until Tenant shall have vacated the Premises, removed all Tenant’s personal property therefrom and delivered peaceable possession thereof to Landlord. If within the aforesaid thirty (30) day period Landlord elects not to repair and rebuild the Premises or if the Building or any part thereof be so damaged that the Premises are untenantable and in Landlord’s reasonable opinion, which shall be given to Tenant within thirty (30) days of such casualty, the repairs and rebuilding cannot be completed within two hundred ten (210) days from the date of the casualty as aforesaid, then within fourteen (14) days of Tenant’s receipt of Landlord’s written notice that such rebuilding cannot be completed within two hundred ten (210) days, Landlord or Tenant may by seven (7) days’ written notice to the other terminate this Lease in which event Rent shall be abated for the unexpired Lease Term, effective as of the date Tenant vacates the Premises, and the other terms and conditions of this Lease shall continue and remain in full force and effect until Tenant shall have vacated the Premises, removed all Tenant’s personal property therefrom and delivered peaceable possession thereof to Landlord. Failure by Tenant to comply with any provision of this Section 13.l shall subject Tenant to such costs, expenses, damages, and losses as Landlord may reasonably incur by reason of Tenant’s breach hereof. Notwithstanding any provision of this Lease to the contrary, if the Premises, the Building, or any part thereof are damaged by fire or other casualty caused by the negligence or misconduct of Tenant or any of the Tenant Parties, Tenant shall be fully responsible, to the extent not covered by Landlord’s and/or Tenant’s insurance, for repairing, restoring, or paying for the damage as Landlord shall direct and this Lease shall remain in full force and effect without reduction or abatement of Rent.

13.2 Condemnation. In the event the Building shall be taken, in whole or in part, by condemnation or the exercise of the right of eminent domain, or ifin lieu of any formal condemnation proceedings or actions, if any, Landlord shall sell and convey the Premises, or any portion thereof, to the governmental or other public authority, agency, body, or public utility, seeking to take the Premises, the Property or any substantial portion thereof which would materially adversely affect Tenant’s use and occupancy of the Building, then Landlord, at its option, may terminate this Lease upon thirty (30) days’ prior written notice to Tenant and any prepaid Rent shall be proportionately refunded from the date of possession by the condemning authority. Landlord shall notify Tenant of the commencement of any such condemnation proceeding within fourteen (14) days of Landlord’s receiving notice of the same. All damages awarded for the taking, or paid as the purchase price for the sale and conveyance in lieu of formal condemnation proceedings, whether for the fee or the leasehold interest, shall belong to and be the property of Landlord; provided, however, Tenant shall have the sole right to reclaim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all costs or loss, including loss of business, to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location so long as any such separate award does not diminish Landlord’s award. Tenant shall execute and deliver any instruments, at the expense of Landlord, that Landlord may reasonably deem necessary to expedite any condemnation proceedings, to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Property and Premises, or any portion thereof. Tenant shall vacate the Premises, remove all Tenant’s personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in the aforementioned notice. Failure by Tenant to comply with any provisions of this Section 13.2 shall subject Tenant to such costs, expenses, damages, and losses as Landlord may incur by reason of Tenant’s breach hereof. If Landlord chooses not to terminate this Lease, then to the extent and availability of condemnation proceeds received by Landlord and subject to the rights of any mortgagee thereto, Landlord shall, at the sole cost and expense of Landlord and with due diligence and in a good and workmanlike manner, restore and reconstruct the Premises (exclusive of any of Tenant’s property or Tenant’s improvements) within one hundred eighty (180) days from the date Landlord receives the applicable condemnation proceeds, and such restoration and reconstruction shall make the Premises reasonably tenantable and suitable for the general use being made by Tenant prior to the taking; provided, however, that Landlord shall have no obligation to restore and reconstruct Tenant’s leasehold improvements unless and to the extent that Landlord receives an award of condemnation proceeds specifically designated as compensation for such improvements. Notwithstanding the foregoing, if Landlord has not substantially completed the restoration and reconstruction within one hundred eighty (180) days from the date Landlord receives the condemnation proceeds, Tenant, in addition to any other rights and remedies Tenant may have, shall have the right to terminate this Lease. If this Lease continues in effect after the physical taking, the Rent payable hereunder shall be equitably adjusted both during the period ofrestoration and reconstruction and during the unexpired portion of the Lease Term.

14. TAXES. Landlord shall pay all taxes, assessments, and other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, including any installments thereof, levied, assessed, or otherwise imposed by any lawful authority or payable with respect to the Property or the Building (excluding any of Tenant’s property).

15. INDEMNIFICATION; LIABILITY OF LANDLORD.

15.1 Hold Harmless. Subject to Section 9 hereof, and except with respect to injury, expense, damage, liability, lien or claim arising from the gross negligence or willful misconduct of Landlord or any of the Landlord’s Related Parties, Tenant shall indemnify, defend, and hold harmless Landlord, and Landlord’s agents, employees, officers, directors, partners, members, and shareholders (“Landlord’s Related Parties”) at Tenant’s expense, from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys’ fees and costs actually incurred, arising out of the use, occupancy, conduct, operation, or management of the Premises by, or the willful misconduct or negligence of, Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or Premises or arising from any breach or default under this Lease by Tenant, or arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises. This indemnification shall survive termination or expiration of this Lease, but only as to acts that occurred prior to the later of (i) the termination or expiration of this Lease or (ii) the date that Tenant surrenders possession of the Premises to Landlord in accordance with the terms of this Lease. Tenant shall not be liable to Landlord, or Landlord’s Related Parties for any damage to person or property caused by any act, omission or neglect of Landlord, its agents, employees or contractors. Moreover, Landlord shall not be liable for any damage, injury, destruction, or theft to or of the Premises, the personal property of Tenant or any of the Tenant Parties, Tenant, or any of the Tenant Parties arising from any use or condition of the Premises, or any sidewalks, entrance ways, or parking areas serving the Premises, or the act or neglect of co-tenants or any other person, or the malfunction of any equipment or apparatus serving the Premises, or any loss thereof by mysterious disappearance or otherwise, unless caused by the gross negligence or willful misconduct of Landlord. Any and all claims against Landlord for any damage referred to in this Section 15.1 are hereby waived and released by Tenant and Tenant shall look to its insurance to recover the cost thereof. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the sole negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, employees, or invitees.

15.2 LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, LANDLORD’S LIABILITY IS LIMITED TO, AND TENANT EXPRESSLY AGREES TO LOOK SOLELY TO, LANDLORD’S INTEREST IN THE PROPERTY FOR PAYMENT OF ANY AMOUNTS PAYABLE UNDER THIS LEASE OR FOR PERFORMANCE OF ANY OBLIGATION UNDER THIS LEASE. NONE OF LANDLORD, OR LANDLORD’S RELATED PARTIES SHALL EVER BE PERSONALLY LIABLE WITH RESPECT TO THIS LEASE AND TENANT’S EXCLUSIVE REMEDIES SHALL BE TO PROCEED AGAINST THE INTEREST OF LANDLORD IN AND TO THE PROPERTY. THE PROVISION CONTAINED IN THE FOREGOING SENTENCE IS NOT INTENDED TO, AND SHALL NOT, LIMIT ANY RIGHT THAT TENANT MIGHT OTHERWISE HAVE TO OBTAIN INJUNCTIVE RELIEF AGAINST LANDLORD OR LANDLORD’S SUCCESSORS-IN-INTEREST OR ANY SUIT OR ACTION IN CONNECTION WITH ENFORCEMENT OR COLLECTION OF AMOUNTS WHICH MAY BECOME OWING OR PAYABLE UNDER OR ON ACCOUNT OF INSURANCE MAINTAINED BY LANDLORD. IN NO EVENT SHALL LANDLORD BE LIABLE TO TENANT, OR ANY INTEREST OF LANDLORD IN THE PROPERTY BE SUBJECT TO EXECUTION BY TENANT, FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

16. RIGHT OF ENTRY. Landlord reserves the right, for itself, its mortgagees, or their respective agents and duly authorized representatives, upon at least twenty-four (24) hours advance notice (which may be oral) to Tenant (except in the event of an emergency, in which event no such notice shall be required), to enter and be upon the Premises at any time and from time to time to inspect the Premises and to repair, maintain, alter, improve, and remodel same, but Landlord shall use commercially reasonable efforts not to materially interfere with Tenant’s normal operation except in case of an emergency. Tenant shall not be entitled to any compensation, damages, or abatement or reduction in Rent on account of any such repairs, maintenance, alterations, improvements or remodeling. Except as otherwise provided in this Lease, nothing contained in this Section 16 shall imply any duty on the part of Landlord to repair, maintain, alter, improve, or remodel. After reasonable notice (which may be oral) to Tenant, Tenant shall permit Landlord or Landlord’s agents at any reasonable hour of the day to enter into or upon and go through and view the Premises and to exhibit the Premises to prospective purchasers or, during the last twelve (12) months of the Lease Term, to prospective tenants.

17. BUILDING RULES AND REGULATIONS. Landlord reserves the right to establish rules and regulations pertaining to the use and occupancy of the Building, which rules and regulations may be changed by Landlord from time to time. Tenant shall comply with any rules and regulations established by Landlord under this Section 17, provided Landlord has provided Tenant with a copy of such rules and regulations.

18. PROPERTY LEFT ON THE PREMISES. Upon the expiration of this Lease, or if the Premises should be abandoned by Tenant, or if this Lease should terminate for any cause, or if Tenant should be dispossessed after default, if at the time of any such expiration, abandonment, termination or dispossession, Tenant or its assignees, subtenants, agents, employees, contractors, or any other person controlled by Tenant or claiming under Tenant should leave any property of any kind or character in or upon the Premises, such property shall be the property of Landlord and the fact of such leaving of property in or upon the Premises shall be conclusive evidence of the intent by Tenant or such person to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. It is understood and acknowledged by the parties hereto that none of Landlord’s agents or employees, have or shall have the actual or apparent authority to waive any portion of this Section 18, and neither Tenant nor any other person designated above shall have any right to leave any such property upon the Premises beyond the time set forth herein without the written consent of Landlord. In addition to those rights set forth in Section 12.3 herein, Landlord, its agents or attorneys, shall have the right and authority without notice to Tenant or anyone else, to remove and destroy, store, sell or otherwise dispose of, such property, or any part thereof, without being in any way liable to Tenant or anyone else therefor. Tenant shall be liable to Landlord for all reasonable and necessary expenses incurred in such removal and destruction, storage, sale or other disposition of such property. The said property removed or the proceeds from the sale or other disposition thereof shall belong to the Landlord as compensation for the removal and disposition of said property (but shall be credited against any amounts Tenant may owe Landlord).

19. OTHER INTERESTS.

19.1 Subordination. This Lease and Tenant’s interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, mortgages, ground or underlying leases, or other interests heretofore or hereafter granted by Landlord or which otherwise encumber or affect the Property and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (each of which is herein called a “Security Deed”). This clause shall be self-

operative and no further instrument of subordination need be required by any holder of any Security Deed. In acknowledgment of such subordination, Tenant shall, at Landlord’s written request, promptly execute, acknowledge, and deliver any instrument which may be reasonably required to evidence subordination to any Security Deed and, to the holder thereof, and, in the event of Tenant’s failure so to do within fifteen (15) days after Landlord’s written request, Landlord may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Tenant, and Tenant hereby irrevocably constitutes Landlord its attorney-in-fact for such purpose, Tenant acknowledging that the appointment is coupled with an interest and is irrevocable. Tenant hereby waives and releases any claim it might have against Landlord or any other party for any actions lawfully taken by the holder of any Security Deed.

19.2 Attornment. In the event of the enforcement by the Lender, Tenant will, upon request of any person or party succeeding to the interest of said Lender, as a result of such enforcement, automatically become the Tenant of such successor in interest without change in the terms or provisions of this Lease; provided, however, that such successor in interest shall be bound by all obligations of Landlord under this Lease, including, without limitation, preserving Tenant’s occupancy and quiet enjoyment of the Premises. Such successor in interest shall not be (a) bound by any prepayment by Tenant to Landlord of Base Rent or additional rent or advance Rent for a period of more than one month in advance unless such rent is actually received by such successor in interest, and all such rent shall remain due and owing notwithstanding such advance payment, (b) bound by any security deposit which Tenant may have paid to any prior Landlord, including Landlord, unless such deposit is available to the party who was the holder of such Security Deed at the time of such enforcement; (c) liable for any act or omission of any prior Landlord, including Landlord, or be subject to any offsets, defenses or termination rights of Tenant resulting from any such act or omission; (d) bound by any amendment or modification of this Lease made without the written consent of such holder; or (e) personally liable for monetary damages arising from a breach under the Lease after such enforcement, the sole recourse of Tenant against such successor in interest on account of such breach being limited, to the extent of any judgment obtained for monetary damages, to such successor in interest’s interest in the Property. Upon request by such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment herein provided for in a form reasonably acceptable to such successor in interest. Notwithstanding anything contained in this Lease to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this Lease, Tenant shall not exercise such right unless and until (i) Tenant gives written notice of such default, which notice shall specify the exact nature of said default and how the same may be cured, to any Lender who has theretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (ii) said Lender fails to undertake action to cure said default within thirty (30) days from the giving of such notice by Tenant and to diligently pursue such action to cure. The provisions of this Section 19 shall govern the manner and effective date of any notice to be given by Tenant to any such parties.

20. HOLDING OVER. There shall be no renewal, extension, or reinstatement of this Lease by operation of law. In the event of holding over by Tenant after the expiration or sooner termination of this Lease, without Landlord’s acquiescence and without any express agreement of the parties, Tenant shall be a tenant at sufferance and all of the terms, covenants, and conditions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as Base Rent for the first two (2) months of the period of the hold over an amount equal to one hundred twenty-five percent (125%) of the Base Rent which would have been payable by Tenant under Section 2.1 hereof, as adjusted in accordance with Section 3.1 hereof, had the hold-over period been part of the original Lease Term, together with all additional rent due hereunder and together with any other Rent under this Lease and thereafter, Tenant shall an amount equal to one hundred fifty percent (150%) of the Base Rent which would have been payable by Tenant under Section 2.1 hereof, as adjusted in accordance with Section 3.1 hereof, had the hold-over period been part of the original Lease Term, together with all additional rent due hereunder and together with any other Rent under this Lease. The Rent payable by Tenant during the holdover period shall be payable to Landlord promptly after Landlord’s written demand. IfTenant holds over as a tenant at sufferance, Tenant shall vacate and deliver the Premises to Landlord upon demand. In the event Tenant fails to surrender the Premises to Landlord upon expiration or other termination of this Lease or of such tenancy at sufferance, then Tenant shall indemnify Landlord against any and all damages, loss or liability resulting from any delay of Tenant in surrendering the Premises, including, but not limited to, any claim for damages by or amounts required to be paid to third parties who were to have occupied all or any part of the Premises effective upon the expiration or termination of this Lease plus all the losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred as a result of such holdover.

21. HAZARDOUS MATERIALS.

21.1 Definitions. As used in this Lease, the term “Hazardous Materials” shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment (collectively “Environmental Laws”), including, without limitation, any and all bio-hazardous and other wastes, trash and/or refuse that requires special handling or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property.

21.2 Compliance with Environmental Laws. Tenant agrees that during its use and occupancy of the Premises it will not permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant’s business and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.

21.3 Disposal of Hazardous Materials. If Tenant’s use of Hazardous Materials on or about the Premises or the Property results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the Property, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises or the Property. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems reasonably necessary to protect the value of the Premises or the Property. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant upon demand.

21.4 Inspection. Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

21.5 Surrender. Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

21.6 Indemnification. Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Premises or the Property), liabilities and expenses (including reasonable attorney’s fees actually incurred) sustained by Landlord attributable to (i) any Hazardous Materials placed on or about the Premises or the Property by Tenant or its agents, employees, contractors or invitees or (ii) Tenant’s breach of any provision of this Section.

21.7 Survival. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

22. NO WAIYER. Tenant understands and acknowledges that no assent, express or implied, by Landlord to any breach of any one or more of the terms, covenants or conditions hereof shall be deemed or taken to be a waiver of any succeeding or other breach, whether of the same or of any other term, covenant or condition hereof.

23. BINDING EFFECT. All terms and provisions of this Lease shall be binding upon and apply to the successors, permitted assigns, and legal representatives of Landlord and Tenant or any person claiming by, through, or under either of them or their agents or attorneys, subject always, as to Tenant, to the restrictions contained in Section 11 hereof.

24. RIGHT TO RELOCATE. Landlord may, one time and one time only, at its option and upon giving sixty (60) days prior written notice to Tenant, substitute for the Premises other premises in the Building (the “New Premises”) in which event the New Premises shall be deemed to be the Premises for all purposes hereunder, provided:

(a) The New Premises shall be comparable in size and type and quality of tenant finishes; and

(b) The Base Rent and other rentals payable under this Lease shall remain the same.

Tenant shall accept possession of the New Premises in its “as-is” condition; provided, however, Landlord, at Landlord’s expense. shall make reasonable improvements so that the New Premises will provide the Tenant with the same standard of quality and usefulness as the original Premises. In the event of any such relocation of Tenant. Landlord shall pay for Tenant’s reasonable moving costs as well as the reasonable costs of replacing Tenant’s stationery. business cards and the like. and the reasonable costs of relocating Tenant’s wiring, cabling and telecommunications equipment: provided, however, Tenant shall not be entitled to any compensation for damages for any interference with or interruption of its business during or resulting from such relocation. If such option is validly so exercised by Landlord, Tenant shall continue to occupy the present Premises (upon all of the terms, covenants, conditions, provisions and agreements of this Lease, including the covenant for the payment of Rent) until the date on which Landlord shall have substantially completed said alteration work in the New Premises. Tenant shall move from the present Premises into the New Premises within ten ( I 0) Business Days following the date of such substantial completion by Landlord and shall vacate and surrender possession to Landlord of the present Premises on such date and if Tenant continues to occupy the present Premises after such date, then thereafter, during the period of such occupancy, Tenant shall pay Rent for the present Premises, in addition to the Rent for the New Premises. With respect to said alteration work in the New Premises, if Tenant requests materials or installations other than those originally installed by Landlord, or if Tenant shall make changes in the work (such non-original materials or installations for changes being subject to Landlord’s written approval), and if such non-original materials or installments or changes shall delay the work to be performed by Landlord, or if Tenant shall otherwise delay the substantial completion of Landlord’s work, the happening of such delays shall in no event postpone the date for the commencement of the payment of Rent for the New Premises, beyond the date on which such work would have been substantially completed but for such delay, and, in addition, Tenant shall continue to pay Rent for the original Premises until it vacates and surrenders same as aforesaid. Landlord at its reasonable discretion may substitute materials of like quality for the materials originally utilized.

25. SIGNS. Other than as provided in Exhibit “E” attached hereto, Tenant shall not install, paint, display, inscribe, place, or affix any sign, picture, advertisement, notice, lettering, or direction (herein collectively called “Signs”) on the exterior of the Premises, the common areas of the Building, the interior surface of glass and any other location which could be visible from outside of the Premises without first securing written consent from Landlord therefor, which consent shall not be unreasonably withheld, conditioned or delayed. Any Sign permitted by Landlord shall at all times comply with all municipal ordinances or other laws, regulations, deed restrictions, and other covenants applicable thereto. Tenant shall remove all Tenant’s Signs at the expiration or other termination of this Lease, at Tenant’s sole risk and expense, and shall in a good and workmanlike manner properly repair any damage caused by the installation, existence, or removal of Tenant’s Signs.

26. DIRECTORY BOARDS. Landlord shall, at its sole cost and expense, provide Tenant with building standard signage on the lobby directories of the Building, if any. Landlord shall determine the size, type, location and material specifications of all signage.

27. ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time, upon not less than ten (10) days’ prior written notice from Landlord, execute, acknowledge, and deliver to Landlord and any other persons specified by Landlord, a certificate or three-party agreement among Landlord, Tenant, and/or any third party dealing with Landlord certifying (a) that this Lease is unmodified and in full force and effect, or if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect, (b) the dates to which the Rent and other charges are paid, (c) acknowledging that Tenant is paying Rent on a current basis with no offsets or claims, (d) that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying the offsets, claims, or defaults, if any are claimed, and (e) such other information reasonably required by Landlord. It is expressly understood and acknowledged that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property or by any other person to whom it is delivered.

28. COMMON AREA CONTROL AND PARKING AREAS.

28.1 Common Areas. Tenant acknowledges and agrees that the common areas of the Building including, without limiting the generality of the foregoing, lawns, gardens, parking areas, sidewalks, driveways, foyers, hallways, washrooms, and stairwells not within the Premises shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right to change the area, level, location, and arrangement of common areas so long as in so doing Landlord does not materially and adversely affect ingress to and egress from the Building or the Premises (other than on a temporary basis).

28.2 Parking. Tenant and the Tenant Parties shall not use more than Tenant’s proportionate share of the parking spaces in the parking areas made available to the Building by Landlord, which proportionate share shall be based on a ratio of 2.8 permits per 1,000 rentable square feet of the Premises. Such spaces shall be used in common with other tenants, invitees and visitors of the Building, subject to applicable zoning regulations. Tenant shall pay to Landlord on a monthly basis the then published monthly parking fee for each unreserved parking permit in the parking facility, whether or not such parking permit is utilized by Tenant; provided, however, that Landlord will not charge Tenant a parking fee during the initial Lease Term. Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building upon such reasonable terms and conditions as may be established by Landlord from time to time. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall deem appropriate. Tenant covenants and agrees to fully cooperate with Landlord in the enforcement of any program of rules and regulations designed for the orderly control and operation of parking areas. Visitor parking in the parking facility will be offered at a market charge to such visitor. Landlord shall have the right to control access to the parking facility, remove improperly parked automobiles and require that the designated automobile display decals or other evidence of its right to use the parking facility. Landlord may designate an independent contractor to operate the parking facility, by lease or otherwise, which will have the right to exercise Landlord’s rights hereunder, and Landlord shall have no liability whatsoever for the acts or omissions of such contractor.

29. MISCELLANEOUS .

29.1 Severability. The terms, conditions, covenants, and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but the other clauses or provisions shall remain in full force and effect, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Lease, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.

29.2 Entire Agreement. Tenant agrees that this Lease supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant and their respective Related Parties with respect to the subject matter of this Lease or the Premises. Tenant acknowledges that there are no covenants, representations, understandings, stipulations, agreements, promises, warranties, or conditions, express or implied, oral or written, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease together with the Exhibits attached hereto constitutes the entire agreement between the parties hereto and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by Landlord and Tenant.

29.3 Cumulative Remedies. In the event of any default, breach, or threatened breach by Tenant of any of the covenants or provisions hereto, Landlord shall, in addition to all other remedies as provided by this Lease, have the right of injunction and/or damages and the right to invoke any remedy allowed at law or in equity, and may have any one or more of the remedies contemporaneously. The various rights, remedies, powers, options, and elections of Landlord reserved, expressed, or contained in this Lease are cumulative and no one of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers, options, or elections as are now, or may hereafter, be conferred upon Landlord by law or in equity, nor shall pursuit of any right or remedy constitute a forfeiture or waiver of any Rent due to Landlord or of any damages accruing to Landlord by reason of the violation of any of the terms of this Lease.

29.4 Notices. Any notice, request, approval, consent or other communication hereunder shall be in writing unless otherwise expressly provided in this Lease, and may be given or be served by depositing the same in the United States Postal Service, postage prepaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to such party (or, in case of a corporate party, to an officer of such party), or by express overnight mail service, when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective from and after three (3) days (exclusive of Saturdays, Sundays and postal holidays) after such deposit. Notice given in any other manner shall be effective only if and when delivered to the party to be notified or at such party’s address for purposes of notice as set forth herein. For purposes of notice the addresses of the parties shall, until changed as herein provided, be as follows:

If to Tenant: Prior to the Commencement Date:

Mobilewalla, Inc.

Attention: Jay D. Clark

2472 Jett Ferry Road STE 400-214

Dunwoody, GA 30338

After the Commencement Date:

Mobilewalla, Inc.

Attention: Jay D. Clark

Suite 100

5170 Peachtree Road

Building 100

Chamblee, GA 30341

With a copy to: Davis, Matthews & Quigley, P.C.

Attention: Mina A. Elmankabady

3400 Peachtree Road NE, Suite 1400

Atlanta, Georgia 30326

If to Landlord: Trackside Partners, LLC

c/o Parkside Partners

Attention: Property

Manager 1427 Mayson Street

Atlanta, GA 30324

with copy to: Sheley, Hall & Williams, P.C.

Attention: Laura C. Hall, Esq.

303 Peachtree Street, N.E. Suite 4440

Atlanta, GA 30308

or to such other addresses as the parties may direct from time to time by thirty (30) days’ written notice. However, the time period in which a response to any notice, demand, or request must be given, if any, shall commence to run from the date of receipt or deemed receipt of the notice, demand, or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, or request sent. Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings and notices in connection therewith, the person in charge of or occupying the Premises at the time; and if no person is in charge of or occupying the Premises, then the service or notice may be made by attaching it on the main entrance to the Premises and on the same day enclosing, directing, stamping, and marking by first class mail a copy of the service or notice to Tenant at the last known address of Tenant.

29.5 Recording. Neither this Lease nor any portion hereof shall be recorded unless both parties hereto agree to the recording.

29.6 Attorneys’ Fees. In the event either party hereto defaults in the faithful performance or observance of any of the terms, covenants, provisions, agreements or conditions contained in this Lease, the party in default shall be liable for and shall pay to the non-defaulting party all expenses incurred by such party in enforcing any of its remedies for any such default, and if the non-defaulting party places the enforcement of all or any part of this Lease in the hands of an attorney, the party in default agrees to pay the non-defaulting party’s reasonable attorneys’ fees in connection therewith; provided, however, ifunder any circumstances the defaulting party is required hereunder to pay any or all of the non-defaulting party’s attorneys’ fees and expenses, the defaulting party shall be responsible only for actual legal fees and out-of-pocket expenses incurred by the non-defaulting party at normal hourly rates for the work done. The defaulting party shall not be liable under any circumstances for any additional attorneys’ fees or expenses under O.C.G.A. §13-1-11 or otherwise, and, to the extent the non-defaulting party may be permitted to charge or receive additional attorneys’ fees or expenses under O.C.G.A. §13-1-11, the non-defaulting party hereby waives such right.

29.7 TIME OF ESSENCE. Time is of the essence of this Lease.

29.8 No Estate In Land. This Lease shall create the relationship oflandlord and tenant between Landlord and Tenant, and nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, or of any relationship other than landlord and tenant, between the parties hereto. No estate shall pass out of Landlord and Tenant has only a usufruct not subject to levy and sale.

29.9 Accord And Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent, additional rent, or any other Rent herein stipulated shall be deemed to be other than on account of the earliest of such amount then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept the check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided in this Lease.

29.10 Brokers’ Fees. With the exception of Parkside Partners, LLC, the broker representing Landlord (“Landlord’s Broker”), and Cresa Global, Inc., the broker representing Tenant (“Tenant’s Broker”), Landlord and Tenant warrant and represent, each to the other, that it has had no dealings with any broker or agent in connection with this Lease, and Landlord and Tenant hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim, and all expenses, including attorneys’ fees, incurred in defending any such claim or in enforcing this indemnity, for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to this Lease or the negotiation thereof. Landlord acknowledges that it shall pay Landlord’s Broker and Tenant’s Broker any fee or commission owed to Landlord’s Broker and Tenant’s Broker, respectively, hereunder pursuant to separate agreements.

29.11 Authority.

(a) Both Tenant and the person executing this Lease on behalf of Tenant warrant and represent unto Landlord that (a) Tenant is a duly organized and validly existing legal entity, in good standing and qualified to do business in the state in which the Building is located, with no proceedings pending or contemplated for its dissolution or reorganization, voluntary or involuntary, (b) Tenant has full right, power and authority to execute, deliver and perform this Lease, (c) the person executing this Lease on behalf of Tenant is authorized to do so, (d) upon execution of this Lease by Tenant, this Lease shall constitute a valid and legally binding obligation of Tenant, and (e) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of the matters set forth in this Section.

(b) Both Landlord and the person executing this Lease on behalf of Landlord warrant and represent unto Tenant that (a) Landlord is a duly organized and validly existing legal entity, in good standing and qualified to do business in the state in which the Building is located, with no proceedings pending or contemplated for its dissolution or reorganization, voluntary or involuntary, (b) Landlord has full right, power and authority to execute, deliver and perform this Lease, (c) the person executing this Lease on behalf of Landlord is authorized to do so, and (d) upon execution of this Lease by Landlord, this Lease shall constitute a valid and legally binding obligation of Landlord.

29.12 Consents By Landlord. In all circumstances under this Lease where the prior consent or permission of Landlord is required before Tenant is authorized to take any particular type of action, such consent must be in writing and Landlord may withhold such consent or approval for any reason at its sole discretion, unless the provision specifically states that the consent or approval will not be unreasonably withheld, conditioned or delayed.

29.13 Joint And Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant’s obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

29.14 Independent Covenants. The obligation of Tenant to pay Rent and other monetary obligations provided to be paid by Tenant under this Lease and the obligation of Tenant to perform Tenant’s other covenants and duties under this Lease constitute independent, unconditional obligations of Tenant to be performed at all times provided for under this Lease, save and except only when an abatement thereof or reduction therein is expressly provided for in this Lease and not otherwise, and Tenant acknowledges and agrees that in no event shall such obligations, covenants and duties of Tenant under this Lease be dependent upon the condition of the Premises or the Property, or the performance by Landlord of its obligations hereunder.

29.15 No Access To Roof. Tenant shall have no right of access to the roofofthe Premises or the Building.

29.16 Acceptance. The submission of this Lease by Landlord does not constitute an offer by Landlord or other option for, or restriction of, the Premises, and this Lease shall only become effective and binding upon Landlord, upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

29.17 Waiver Of Counterclaim. Tenant hereby waives the right to interpose any non-mandatory or noncompulsory counterclaim of whatever description in any summary or dispossessory proceeding.

29.18 Counterparts. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

29.19 Quiet Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof including without limitation, the subordination of this Lease to any mortgages or ground leases, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord’s interest hereunder.

29.20 Interpretation. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires. The captions are inserted in this Lease for convenience only, and in no way define, limit, or describe the scope or intent of this Lease, or of any provision hereof, nor in any way affect the interpretation of this Lease. The terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the “Landlord” or the “Tenant” hereunder or because such party or its counsel is the draftsman of this Lease. All references to days in this Lease and any Exhibits or Addenda hereto mean calendar days, not working or Business Days, unless otherwise stated. For purposes of this Lease, “Business Day” shall mean a day on which national banks are open for the transaction of business required for this Lease in Atlanta, Georgia. All obligations of either party hereunder not fully performed as of the expiration or termination of the Lease Term shall survive the expiration or termination of the Lease Term and shall be fully enforceable in accordance with those provisions pertaining thereto. No custom or practice which may evolve between the parties in the administration of the terms of this Lease shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. This Lease is for the sole benefit of Landlord and Tenant, and, without the express written consent thereto, no third party shall be deemed a third party beneficiary hereof. This Lease is made and delivered in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

29.21 Financial Statements. At any time during the Lease Term, Tenant shall, upon twenty (20) days’ prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall, if such is the normal practice of Tenant, be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice ofTenant, shall be audited by an independent certified public accountant. lfunaudited, Tenant’s financial statements shall be certified to be true and accurate by an authorized officer (e.g., CFO, President, Treasurer, etc.) of Tenant.

29.22 Special Stipulations. The special stipulations, if any, set forth on Exhibit “E” attached to this Lease are incorporated herein by reference. If there is no Exhibit “E” attached to this Lease, there are no such special stipulations. Such special stipulations shall control if in conflict with any of the foregoing provision of this Lease.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LANDLORD:
TRACKSIDE PARTNERS, LLC,
a Georgyi limited liability company
By
Print Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TENANT:

MOBILEWALLA, INC.,
A Delaware corporation

By:	/s/ Jay D. Clark
Jay D. Clark
COO

SCHEDULE OF EXHIBITS

Exhibit “A”	Outline of Premises and Refusal Space

Exhibit “B”	Work Letter Agreement

Exhibit “C”	Base Building Condition

Exhibit “D”	Rules and Regulations

Exhibit “E”	Special Stipulations

Exhibit “E-1”	Outdoor Space

Exhibit “F”	Tenant Acceptance Letter

Exhibit “G”	Janitorial Specifications

EXHIBIT “A”

OUTLINE OF PREMISES AND REFUSAL SPACE

A-l

EXHIBIT “B”

WORK LETTER AGREEMENT

A. General Matters regarding Plans and Specifications.

(a) Tenant’s Information. As soon as possible, but in any event within thirty (30) days after the date of this Lease, Tenant shall submit to Landlord (i) the name of a representative of Tenant who has been designated as the person responsible for receiving all information from and delivering all information to Landlord relating to the construction of the Improvements, as defined below, and (ii) all information necessary for the preparation of complete, detailed architectural, mechanical, electrical and plumbing drawings and specifications for construction of the Improvements in the Premises, including Tenant’s partition and furniture layout, reflected ceiling, telephone and electrical outlets and equipment rooms, initial provider(s) of telecommunications services, doors (including hardware and keying schedule), glass partitions, windows, critical dimensions, imposed loads on structure, millwork, finish schedules, security devices, if any, which Tenant desires or Landlord requires to have integrated with other Building safety systems, and HVAC and electrical requirements (including Tenant’s connected electrical loads), together with all supporting information and delivery schedules (“Tenant’s Information”).

(b) Space Plans. Landlord shall cause its architect, ASDjSKY (“Architect”), and/or engineer to prepare the “Space Plans” (as such term is defined below) for the Improvements. The reasonable fees of Landlord’s Architect and engineer shall be paid by Landlord from the “Tenant Improvement Allowance”, as defined below. Preliminary plans and specifications for the Improvements prepared by the Architect will be delivered to Landlord and Tenant for Landlord’s and Tenant’s approval (as approved, the “Space Plans”) and shall be used by the Architect to complete the construction drawings (the “Construction Drawings”). Based upon such Construction Drawings, the final pricing for the build-out (the “Final Pricing”) shall be prepared by the contractor selected by the parties (the “Contractor”), pursuant to Paragraph C. below, and such Final Pricing shall be mutually approved in writing by Landlord and Tenant. The timing for the approval of other matters pertaining to the construction of the Improvements, as defined below, will be performed in accordance with a Design and Construction Schedule to be prepared by Landlord and approved in writing by Tenant.

(c) Space Planning/Architectural Costs. Landlord will provide Tenant an allowance of $0.15 per rentable square foot of the Premises (the “Space Planning Allowance”) to prepare a preliminary space plan for the Premises. Additionally, Landlord will provide Tenant an allowance of $1.25 per rentable square foot of the Premises (the “Architectural Allowance”) for additional architectural planning costs incurred in connection with the Premises.

(d) Timing: Cost Estimate. Landlord and Tenant agree to work in good faith with the Architect to cause preliminary plans and specifications for the Improvements to be completed on or before July 13, 2018. Upon completion of such preliminary plans and specifications for the Improvements, the Contractor shall provide a preliminary estimate for the cost of construction of the Improvements based upon such preliminary plans and specifications (the “Preliminary Cost Estimate”) on or before July 27, 2018. lfthe Preliminary Cost Estimate shows that the Improvements will cost in excess of$320,000.00, then, within three (3) Business Days after Tenant’s receipt of the Preliminary Cost Estimate, Tenant may terminate this Lease by written notice to Landlord, which termination shall be effective as of the date of Landlord’s receipt of such notice. If Tenant does not deliver such termination notice within such three (3) Business Day period, then this Lease shall continue in full force and effect and Tenant shall have no further right to terminate this Lease pursuant to this subparagraph (d).

B. Improvements. Landlord shall construct, at Tenant’s sole cost and expense, subject to application of the Tenant Improvement Allowance (as defined below), certain improvements in and to the Premises (the “Improvements”). All Improvements to the Premises shall be performed during customary construction work hours so as not to incur overtime charges (unless otherwise requested by Tenant). Landlord hereby agrees that Landlord shall deliver possession of the Premises to Tenant upon substantial completion (as defined below) of the Improvements in and to the Premises, which is anticipated to be the Anticipated Delivery Date. All of the Improvements shall be constructed by the Contractor in accordance with the Construction Drawings at Tenant’s cost and expense (subject to the application of the Tenant Improvement Allowance as defined and described below). Tenant acknowledges that its cooperation is crucial to Landlord’s completing the Improvements to the Premises by the Anticipated Delivery Date. Accordingly, Tenant covenants that whenever information or approval is requested in writing by Landlord, the Construction Manager, as defined below, (or the Contractor) in connection with the build out of the Improvements to the Premises, Tenant will use commercially reasonable efforts to respond within three (3) Business Days from Tenant’s receipt of Landlord’s written request for such information or approval. Should Tenant’s failure to respond in a timely manner result in an actual delay in the substantial completion of the Improvements, such delay shall be deemed a “Tenant Delay” (as further defined in Paragraph I. below).

C. Construction Manager. Parkside Partners, LLC shall serve as construction manager (“Construction Manager”). The Construction Manager shall, on behalf of Landlord and Tenant, (1) prepare a bid package approved by Landlord based on the Construction Drawings and Final Pricing; (2) solicit bids from a minimum of three (3) qualified general contractors approved by Landlord and Tenant; (3) prepare a bid analysis for review by Landlord and Tenant; (4) award the bid to the qualified general contractor mutually agreed to by Landlord and Tenant (which shall not necessarily be the lowest bid); and (5) supervise and manage the construction of the Premises. The Construction Manager shall not be responsible for any costs incurred by Tenant which results from any communication or direction given directly by Tenant to the Contractor. The Construction Manager shall be paid a fee of five percent (5%) of the total Construction Costs (as that term is hereinafter defined) with such fee to be deducted from the Tenant Improvement Allowance by Landlord.

D. Improvement Allowance. Landlord agrees to provide to Tenant an allowance with respect to the Premises of $55.00 per rentable square foot (the “Tenant Improvement Allowance”) (i.e., a total of 5,462 rsf x $55.00 prsf= $300,410.00). The Tenant Improvement Allowance may be applied to construction management fees and to all construction costs as follows (collectively, the “Construction Costs”): (i) the Improvements, (ii) space planning in excess of the Space Planning Allowance, (iii) design and construction documents, (iv) architectural and mechanical drawings, (v) other hard and soft costs of the Improvements in and to the Premises and (vi) general contractor fees (profit and overhead). If the entire Tenant Improvement Allowance is not exhausted in constructing the Improvements, then, subject to the terms and provisions of this Paragraph, up to $7.50 per rentable square foot of the Premises (i.e., up to $40,965.00 in the aggregate) of such unused and remaining portion (the “Excess Allowance”) may be used by Tenant (i) to reimburse Tenant for reasonable costs actually incurred by Tenant for moving expenses associated with Tenant’s relocation to the Premises or with respect to the acquisition and installation of furniture and cabling specifically for the Premises (collectively, the “Reimbursement”) and/or (ii) as a credit against successive installments of Base Rent next coming due and payable under this Lease after the later of (A) Landlord’s receipt of Tenant’s election to so use a portion of the Excess Allowance as a credit or (B) the expiration of the Abatement Period, until exhausted (the “Credit”). If Tenant elects to use any portion of the Excess Allowance as a Credit, then Tenant shall designate the amount of such Excess Allowance, if any, to be applied as a credit against Base Rent by written notice to Landlord delivered prior to the date that is six (6) months after the Commencement Date (the “Sunset Date”), it being expressly understood that, subject to the terms of this paragraph, some portion of the Excess Allowance used as a Credit may be applied to installments of Base Rent coming due and payable after the Sunset Date. Notwithstanding anything in this Lease to the contrary, if Tenant does not designate the amount of such Excess Allowance, if any, to be applied as a credit against Base Rent prior to the Sunset Date, Tenant shall have no further right to apply the Excess Allowance, if any, as a Credit. If Tenant elects to use any portion of the Excess Allowance as a Reimbursement, the Excess Allowance, if any, shall be disbursed to Tenant within thirty (30) days after Tenant’s request for same, together with original invoices or certified copies thereof and lien waivers’(if applicable) for such costs. Notwithstanding anything in this Lease to the contrary, the entire Tenant Improvement Allowance, including the Excess Allowance (but excluding the amount designated by Tenant to be applied as a Credit in accordance with the foregoing, which Tenant may use as a Credit after the Sunset Date), must be utilized by Tenant for the purposes set forth herein on or before the Sunset Date. If not, Landlord will be entitled to retain any remaining balance of the Tenant Improvement Allowance and Tenant will forfeit all rights with respect thereto.

To the extent that the Construction Costs exceed the Tenant Improvement Allowance, Tenant shall pay such shortfall to Landlord prior to Landlord commencing construction of the Improvements.

E. Changes to Construction Drawings. Tenant shall have the right to request changes in or to the Construction Drawings so long as such request is in writing and is provided to both the Construction Manager and Landlord (and not to the Architect or the Contractor). After approval by the Construction Manager and Landlord, any such change shall be made by the Architect. No change shall be permitted without the prior written consent of

Landlord which as to nonstructural changes which do not affect building systems, which consent shall not be unreasonably withheld, conditioned or delayed. Further, if changes are made by Tenant to the Construction Drawings after Landlord’s and Tenant’s approval thereof, and should these changes to the Construction Drawings cause the Final Pricing to be increased or cause Landlord to postpone substantial completion of the space or delay the Commencement Date, then Landlord shall have the right to refuse to permit the making of such changes unless and until Tenant shall have committed in writing, in a manner reasonably satisfactory to Landlord, to pay to Landlord (i) the extra cost in excess of the Final Pricing and (ii) on the date Rent would have commenced hereunder in the absence of such delay, a sum of money equivalent to the Rent for the Premises for the period during which Tenant would have been obligated to pay Rent to Landlord had not the Lease Commencement Date been so delayed with such delay being considered a “Tenant Delay” hereunder. Tenant shall pay to Landlord within fifteen (15) days of such final approval, one hundred percent (100%) of such additional costs. Furthermore, if Tenant’s changes to the Construction Drawings will cause Landlord to postpone substantial completion of the Improvements and Landlord is able to determine such fact at the time such change is requested by Tenant, then Landlord agrees to notify Tenant of such delay at the time Tenant requests such change and Tenant will be entitled within five (5) days of such notice to withdraw its request. Any reasonable costs incurred by Landlord in making a change which is later withdrawn by Tenant shall be promptly reimbursed by Tenant to Landlord.

F. Tenant’s Work. Notwithstanding anything to the contrary in this Exhibit “B”, Tenant shall be responsible for all work, construction and installation in the Premises, which is not designated as the Improvements (including, but not limited to, all fixtures, furniture, equipment and other office installations) or part of the base building condition. Such work shall be referred to as “Tenant’s Work,” and shall be at Tenant’s sole cost and expense. Tenant’s Work shall be considered an alteration for purposes of the Lease, and shall be subject to the provisions of Section 10.2 of the Lease. Prior to commencing Tenant’s Work, other than the installation of furniture, office equipment and other personal property, Tenant shall submit drawings and specifications for Tenant’s Work to Landlord, showing all aspects of such work, to Landlord for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. During the performance of Tenant’s Work, Tenant shall (i) cause its general contractors, or, as applicable, their respective subcontractors, to obtain and maintain Worker’s Compensation insurance covering all persons employed by contractors or subcontractors of any tier in connection with any Tenant’s Work, including, without limitation, all agents and employees of contractors and subcontractors with respect to whom death or bodily injury claims could be asserted against MARTA or its agents or contractors, and (ii) cause its general contractors to otherwise fulfill all applicable requirements of the law of the State of Georgia with respect to Worker’s Compensation insurance.

G. Pennits. Except as provided below, Landlord shall apply for and obtain all necessary permits in connection with the Improvements. On or before the date Landlord tenders delivery of the Premises to Tenant, Landlord agrees to obtain all final inspection approvals which are required for Landlord to deliver the Premises to Tenant with the Improvements completed, and that can be obtained by Landlord prior to Tenant installing its fixtures, furniture and equipment. Tenant shall be responsible for applying for and obtaining all permits required for Tenant to perform Tenant’s Work, or, if any, to operate within the Premises.

H. Notice. Tenant shall, by notice to Landlord in writing, designate a single individual who Tenant agrees shall be available to meet and consult with Landlord or Construction Manager at the Premises as Tenant’s representative respecting the matters which are the subject of this Exhibit and who, as between Landlord and Tenant, shall have the power to legally bind Tenant, in making requests for changes, giving approval of plans, cost, or work, giving directions to Landlord or the like, under this Exhibit.

I. Substantial Completion; Tenant Delay. For purposes of this Lease, “substantially complete” or “substantial completion” means full completion, except for minor punch list items or insubstantial details of construction, decoration or installation and shall be deemed to occur on the earlier of (i) the issuance of a temporary certificate of occupancy for the Premises, (ii) the issuance of a final certificate of occupancy for the Premises, (iii) Tenant’s occupancy of the Premises for the conduct of Tenant’s business, as set forth in Section 5.1 of the Lease, or (iv) the date that substantial completion would have occurred but for the occurrence of a Tenant Delay. Landlord shall use commercially reasonable efforts to give Tenant prior written notice of the date the Premises will be substantially complete. “Tenant Delay” shall mean (i) a delay resulting from any direction by Tenant that Landlord suspend work or otherwise hold up construction of any portion of the Improvements to the Premises because of a possible change to be initiated by Tenant or for any other reason directed by Tenant; (ii) delays which result directly or indirectly from

Tenant’s requested changes in the Construction Drawings or Improvements relating to the Premises; (iii) any delay caused by any “long-lead time” previously identified by Landlord, if possible, leasehold improvement item (e.g. millwork) which cannot be fabricated, delivered to the job, and completely installed within the same time frame as the remainder of the leasehold improvements shown on the Construction Drawings; (iv) any delay or interference resulting from the performance by Tenant of Tenant’s Work; (v) any delay caused by Tenant’s failure to comply with the deadlines contained in the Design and Construction Schedule; or (vi) any other action or inaction of Tenant that directly delays Landlord (or the Contractor) in completing the Improvements to the Premises.

J. No Liability. Notwithstanding the review and approval by Landlord of the Space Plans and the Construction Drawings, Landlord shall have no responsibility or liability in regard to the safety, sufficiency, adequacy or legality thereof and Tenant shall look solely to the party preparing same as the party responsible for ensuring that such Space Plans or the Construction Drawings (and the Improvements constructed as a result thereof) are in compliance with all applicable laws and regulations, the architectural completeness and sufficiency thereof and other matters relating thereto and Landlord shall have no liability therefor.

K. Punch List and Warranties. Tenant shall have thirty (30) days after the Commencement Date in which to notify Landlord of any defects in the Premises or deviations from the approved plans that are material to Tenant’s use and enjoyment of the Premises. Such deficiencies shall be corrected by Landlord or the Contractor promptly upon verification. Additionally, Landlord will obtain a customary I -year construction warranty from the Contractor and Tenant shall have the benefit of the full scope and duration of all warranties by the Contractor with respect to the Premises, including without limitation, the I-year construction warranty.

EXHIBIT “C”

BASE BUILDING CONDITION

BUILDING ONE - OFFICE

The following provisions shall govern the Base Building condition. When used in this Exhibit “C”, the term “Building Standard” shall mean such materials as are contained in the Building or, if not yet constructed or installed, as are described or depicted in the Building plans and specifications or materials of comparable quality as may be substituted therefor by Landlord, and the term “Base Building” shall mean the Building and the conditions, improvements and materials as are contained in the Building or, if not yet constructed or installed, as are described herein or depicted in the Building plans and specifications.

Base Building Condition.

I. General.

A. This Exhibit “C” specifies Base Building elements that shall be provided by Landlord at Landlord’s sole cost and expense.

B. The Base Building shall be designed and constructed to meet applicable laws, ordinances, codes and rules and regulations of governmental authorities, including, Title III requirements of the Americans with Disabilities Act of 1990, as amended (the “ADA”) in force at the time a building permit is applied for and granted.

C. The Premises shall have a current occupancy permit issued by the local jurisdiction at the time of Tenant’s occupancy.

D. Mechanical, electrical, elevator, escalator, plumbing, life-safety, etc., Base Building systems, will all be complete and operating on or before the Commencement Date.

II. Site.

The Land is graded and landscaped. Landlord has installed and placed in good working order on the Land all site improvements shown on the development plan or as modified by Landlord on amended plans, and as required under or by the Declarations.

III. Structure.

A. The building structure is designed for a live load of I00 pounds per square foot in accordance with the IBC-2012 edition. Live load reductions have been taken into account as allowed by the building code. The Building structure accommodates a minimum wind load based on a 90-mph wind zone.

B. The seismic design for the Building meets design Category B requirements of the IBC-2012 edition.

C. The Building foundation satisfies minimum code requirements for allowable total and differential settlement.

IV. Building Skin and Roof.

A. The exterior Building perimeter, roof, and foundation are insulated in accordance with energy code requirements.

B. The interior face of all non-glazed exterior walls in tenant spaces shall be insulated to energy code requirements.

V. Ceiling Heights.

Slab-to slab measurements for floor 1 is 16’-8”; floors 2 through 3 are 13’-4” each, floor 4 is 13’-6” at the perimeter and shall accommodate an installed minimum ceiling grid height of 1O’.

VI. Building Common Areas.

A. The Building entrance lobbies, common corridors, restrooms, mechanical spaces, janitorial spaces, trash removal spaces, and other common areas will be substantially complete, including the following in the Building lobbies: porcelain tile flooring, plastic-laminate faced and fabric wrapped paneled walls over gypsum board or plywood substrate at lobby and elevator core, coffered painted gypsum board (dry-walled) ceilings with feature lighting and downlights, dark bronze and stainless steel accessory elements throughout.

B. Men and women’s restrooms are, or shall be, located per code requirements. Restrooms shall meet ADA Title III requirements. Restrooms shall be complete with all fixtures, partitions, accessories, lavatories, lavatory tops, and mirrors. Fixtures and accessories are, or shall be water saving type, as appropriate. Toilet fixtures are, or shall be, wall-hung. Wet walls and floors shall be covered with ceramic tile. Other walls shall be covered with vinyl wall covering. Lavatory tops are, or shall be, solid surfacing materials. ADA compliant shower rooms shall also be provided for public use.

C. At least two (2) exit stairways shall be provided on each floor per code and ADA Title III requirements. Stairways shall be complete with lighting, handrails, treads and risers, doors and hardware, emergency lights, and exit signs.

D. Elevators shall serve each Tenant floor not having ground level access and be in good working order. Elevators shall meet ADA Title III requirements and finished with Building Standard finishes.

E. All multi-tenant floors shall have a finished elevator lobby per applicable codes, complete with all wall, floor and ceiling finishes, emergency lights and exit signs; provided that Landlord shall not be obligated to commence construction on any such multi-tenant floor elevator lobbies until a tenant lease has been executed for occupancy on any such floor. On any single-tenant floors in the Premises leased to Tenant, Tenant shall be solely responsible for all lobby finish work, other than life-safety, mechanical and sprinkler rough-ins, and temporary emergency lights and exit signs which shall initially be provided by Landlord but shall be replaced by Tenant with permanent emergency lights and exit signs.

F. On multi-tenant floors, common area corridors will be finished per code requirements, complete with all floor, wall, and ceiling finishes, lighting, emergency lights, and exit signs.

G. A telephone closet is provided on each floor of the Building, except the first floor.

VII. Common Walls.

Base Building shall include slab-to-slab partition at all corridors, stairwells, and other core walls as required by code. Common walls shall meet fire code requirements. All common walls shall be taped, bedded, finished and sanded, except multi-tenant corridor walls, which shall be finished on the common side and shall be left open and un-insulated on the Tenant side.

VIII. Base Building Doors, Frames and Hardware.

A. Common walls shall include entry and exit doors from public corridors per applicable codes and regulations. Doors in firewalls shall meet code requirements and regulations. Core doors shall be minimum 3’O” x 8’0“x 1-3/4”, solid core construction with plain-sliced wood veneer meeting “Grade AA” standards of the Architectural Woodwork Institute or better. Door frames shall be constructed of 16-gauge hollow metal, and have an 8’2” total height and 5-7/8” depth. Doors shall be completely functional and include hinges, lever sets, closers, doorstops, and other hardware. Doors and hardware shall comply with ADA Title III requirements.

B. On multi-tenant floors, Tenant entry doors shall match the Building Standard core door height, construction and finish.

IX. Floor Finishes.

Concrete slab cleaned: specified overall values of flatness F(F)25; and of levelness F(L)20; with a minimum local value of flatness F(F)17, and of levelness F(L)15.

X. Fire Protection and Life Safety Systems.

A. The Base Building shall include a fully functioning, approved, automatic fire protection system installed in accordance with applicable codes and regulations. The fire protection system will be installed complete, including all mains, risers, pumps, laterals, sprinkler heads, fire extinguishers, fire extinguisher cabinets, hose cabinets and hoses, backup power system, and other devices.

B. The fire protection system shall have capacity for tie-in for standard or typical general office use, and includes all control and monitoring devices, including but not limited to, annunciator panels, alarm systems, pull stations, emergency lighting, exit signs, alarms, smoke and heat detectors, tamper-proof detection devices, and other devices as applicable for Base Building.

C. The fire protection system shall be provided with emergency power as required by local codes.

D. Sprinkler piping will be installed in a 1 head per 225 square feet standard grid for future extensions and locations of branch piping, drops and heads by Tenant.

XI. [Intentionally omitted.)

XII. Electrical.

A. Landlord shall install at Landlord’s expense all main switchboards, panel boards, distribution boards, transformer, bus duct, feeders and other equipment to completely distribute power to electrical closets on each Tenant floor at 277/480 volts, 120/208 volts. Landlord shall locate an electrical service panel in the electrical closet in the common area on the same floor as the Premises. Tenants will be required to provide a feeder from the Base Building distribution panel to a tenant panel, located in the tenant space, for their 120/208 Volt circuits.

B. Landlord at Landlord’s expense shall install all wiring, branch circuiting, conduit and devices for the complete electrical system to all public and common areas. Landlord shall provide at Landlord’s expense all power wiring and connection for all mechanical equipment furnished as part of Base Building. Landlord shall provide at Landlord’s expense all power wiring to life safety and fire protection systems except within the Premises.

C. Landlord shall provide at Landlord’s expense a lightning protection system.

D. As part of the Base Building work, Landlord shall provide an electrical distribution and service system as follows:

(1) Provide electrical service of277/480 volts, 3 phase, 4 wire 60 cycles through a switchboard suitable for such service. Switchboard devices shall be selectively coordinated with a ground fault protection system.

(2) Distribution voltage shall be 277/480 volts, 4 wire, 3 phase for fluorescent lighting and integral horsepower motors; and 120/208 volts, 4 wire, 3 phase for receptacle circuits, small motors and incandescent lighting.

(3) The electrical service provided by the electrical system shall be equivalent to approximately two (2) watts of connected load per square foot of allowable area for lighting 277 volts and five (5) watts of connected load per square foot of allowable area for Tenant power 120/208 volts for a total of seven (7) watts of connected load per square foot.

(4) Circuit breaker panel boards shall be located on each floor to serve electrical loads and the portion of the Premises on the floor as follows:

(a)	277/480-volt panel boards shall be 20-amp circuit size and have at least 24 circuit breakers.

(b)	Base Building shall include two (2) 120/208-volt panels that will be 225-amp and have at least 42 circuit breakers in each section of each panel board.

XIII. Communications.

A. Landlord at Landlord’s expense will bring telephone service, as provided by the local telephone operating company, to the Building’s Main Telephone Room.

B. Landlord agrees that the Building will have, and the Premises will have access to, fiber optics connections and Landlord will endeavor to ensure the Premises have redundant connections to such fiber optics and will provide access to the Building for such redundant connections. Further, Tenant (or Tenant’s service provider) shall have nonexclusive access to any unused fiber optic conduit(s) serving the Building for fiber optic connectivity to the Premises.

C. Satellite and/or Cable TV service will be provided to the Building and will be provided to the core of each floor in the “telephone closet.” It will be Tenant’s responsibility to connect to same and to run service to the Tenant’s Premises from the Building core and provide specific outlets.

XIV. Lighting.

A. Base Building shall include an average lighting level of at least 15 foot-candles at foot level in corridors providing ingress and egress to the Premises. Base Building shall include minimum lighting levels to insure safety in other interior areas as required by code.

B. Building entrances, walkways, and parking areas shall be lighted. Exterior Building entrances, night depositories, loading areas, and pedestrian walkways shall have a minimum average range of 1.0 to 2 foot-candles of illumination. Surface parking areas shall have a minimum of I foot-candle of illumination. Indoor parking areas shall have at least 4 foot-candles level illumination.

C. Base Building shall include the cost to provide electrical service to all Base Building lighting and light switches.

D. Base Building shall include the cost to provide electrical service to all life Base Building safety and fire protection systems.

XV. Plumbing.

Landlord shall provide two (2) tie-ins on each floor for cold water drains and vents.

XVI. HVAC.

A.	The heating, ventilating and air conditioning (HVAC) system for the Building shall be designed as follows and consist of the following major elements:

1.	HVAC Design Criteria

1.

The basic Building block load shall include heat gain and losses per design conditions and include lighting at one (1) watt per square foot. Occupancy load shall be not greater than one (I) person per 143 usable square feet. The process load shall be capacity of2 watts per square foot of Building net rentable space to handle the total appliance and receptacle load exclusive oflighting and Building operation.

2.	Design Conditions

The HVAC equipment shall maintain the following indoor conditions maintained to plus or minus 2 degrees F., based upon the local conditions specified in the 2009 edition of ASHRAE HANDBOOK OF FUNDAMENTALS:

a.

Summer indoor design temperature shall be 75 degrees F.D.B. and 50% maximum relative humidity. The air cooled chiller, pumps, chilled water piping and equipment shall be designed and sized accordingly.

b.	Summer outdoor design temperature shall be the ASHRAE I% coincident weather data.

c.	Winter indoor design temperature shall be 70 degrees F.D.B. The equipment shall be designed and sized accordingly.

d.	Winter outdoor design temperature shall be the ASHRAE 99.6% weather data.

ii.	One (I) variable air volume (VAV) roof-top unit (RTU) shall be provided on the roof. Each floor shall have a medium pressure ductwork supply loop from this single RTU.

111.

The primary conditioned air shall be distributed to terminal units through a medium-pressure, flat-oval and round, spiral galvanized sheet metal duct system. Powered induction units (PIUs) or chilled water fan-coil units (FCUs) with a complete low-pressure duct system and slot diffusers shall heat and cool all the core areas and the lobbies. PIU’s shall heat and cool the exterior exposures and variable air volume (VAV) units shall condition the interior tenant spaces. Run outs, low pressure ductwork and air distribution shall be installed under tenant fit-up.

iv.	Heating shall be provided by electric resistance strip heaters located downstream of each PIU or FCU.

XVII. Ceiling Grid and Tile.

All grid and tile in non public areas to be purchased and installed by Tenant.

XVIII. Building Directory.

Landlord shall provide a directory in the lobby of the Building as a Base Building cost.

XIX. Keys; Key Cards.

Landlord shall supply Tenant two (2) keys, at no cost, to allow access to the Premises.

XX. Security System.

Landlord will provide at Landlord’s expense an electronically controlled card access Building security system. The system will control entry areas to the Building. Landlord will code each card for individual employee access. Prior to move in, Landlord shall supply Tenant’s employees an access card, at no cost, to allow access to the Building.

EXHIBIT “D”

RULES AND REGULATIONS

1.	Smoking is prohibited in the Premises, the main lobby, public corridors, elevators and elevator lobbies, stairwells, restrooms, and other common areas within the Building.

2.

Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours which are not normal business hours. When departing after the Building’s normal business hours, Tenant and its employees, agents, and invitees must ensure that the doors to the Building and the Premises are securely closed and locked. Requests to the Landlord, for access to the Building or any part thereof when it is locked, may be refused unless the person seeking access has arranged in advance for access or admission into the Building or any part thereof. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or the exclusion from, the Building of any person.

3.

Landlord agrees to furnish Tenant two keys for each keyed door located within the Premises without charge. If the Building entrance and/or the primary entrance to the Premises is accessed with either a pass key or key card, Landlord agrees to furnish Tenant two pass keys or key cards, as the case may be, per 1,000 square feet ofleased space. Any additional pass keys or key cards required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. All keys and key cards to Premises shall be surrendered to Landlord upon termination of this Lease.

4.

All contractors and installation technicians shall comply with Landlord’s rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Premises, Building, or Property, including installation of telephones, computer wiring, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, and equipment, or any other physical portion of the Premises, Building, or Property.

5.

No signaling or telephonic devices, including antennae and satellite dishes, or other wires, cabling and instruments or devices shall be installed in connection with the Premises, Building, or Property without the prior written consent of Landlord. No advertising banners or balloons or any other items which require fastening to the Premises, Building, or Property are permitted without the prior written consent of Landlord. Mechanical equipment, utility meters, and/or storage tanks will not be placed in or on the Premises, Building, or Property without Landlord’s prior written approval.

6.

Tenant shall not overload the floor of the Premises; safes and other heavy articles shall be placed by Tenant only in such manner and location as may be specified in writing by Landlord, and any damage done to the Building or Premises from overloading a floor, or injury to persons in moving safes or other heavy articles in or out of the Building or Premises, shall be paid for by Tenant.

7.

No furniture, freight, or equipment of any kind, other than those delivered by messenger and express type services, may be brought into or out of the Building without prior notice to, and consent from, the Landlord. All moving activity into or out of the Building must be scheduled with the Landlord and done only in the manner, and restricted to the hours, designated by Landlord. All such movement shall be under supervision of Landlord and carried out in a manner that shall comply with Landlord’s rules and regulations. Tenant assumes, and shall indemnify Landlord against all loss, liability, cost, expense, risk or claim of damage or injury to persons and properties arising in connection with any said movement. All hand trucks used in the Building must be equipped with rubber tires and side guards. The only elevator on which heavy and/or large deliveries can be utilized, is the freight elevator. If the Building does not provide a freight elevator, passenger elevators may be used with Landlord’s approval, and given at least 24 hours notice so that proper protection can be put in place.

8.

Tenant shall not use any method of heating or air-conditioning, other than that supplied by Landlord, without Landlord’s prior written consent. Space heaters are an electrical fire hazard and are not to be used in Tenant’s Premises.

9.

No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory (UL)-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate, and similar beverages for employees and visitors. This use must be in accordance with all applicable federal, state, and city laws, ordinances, rules, and regulations. Tenant shall not use outdoor grills or cooking equipment, nor place picnic tables, tents, sports equipment, etc. in or about the Premises, without the prior written approval from Landlord.

10.	Tenant shall not, at any time, occupy any part of the Premises, the Building, or the Property as sleeping or lodging quarters.

11.

No dogs, cats, fowl or other animals shall be brought into, or kept in or about the Premises, the Building, or the Property, except for those animals utilized to assist any persons with disabilities. Landlord should be notified in advance, and in writing, if any such animals will be utilized on a regular basis.

12.

Tenant and its employees and invitees, shall not disturb occupants of the Building or the Property by the use of any radios, tape or CD players, or other musical instruments, or the making of objectionable noises. The location of office parties and functions shall be restricted to Tenant’s Premises. Catering services shall use the service entrance and the service elevator for deliveries.

13.

All canvassing, soliciting, and peddling in or about the Premises, the Building, or the Property is prohibited. Tenant, Tenant’s employees, and Tenant’s agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas, or disturb, solicit, or canvas any occupant of the Premises, the Building, or the Property. Landlord reserves the right to exclude or expel from the Property any person who, in Landlord’s reasonable judgment, is under the influence of alcohol or drugs, or commits any act in violation of any of these Rules and Regulations.

14.

The restrooms, urinals, wash bowls, and other apparatus shall not be used for any purpose including, without limitation, drug testing, other than that for which they were constructed, and no foreign substance of any kind shall be thrown or poured into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who caused, or whose employees, agents, contractors, invitees, or licensees caused the breakage, stoppage, or damage.

15.

None of the parking, plaza, recreation, or lawn areas, entries, passages, doors, elevators, hallways, or stairways shall be blocked or obstructed; nor shall any rubbish, litter, trash or material of any nature be placed, emptied or thrown into these areas; nor shall these areas be used by Tenant’s agents, employees, and/or invitees at any time for purposes which are inconsistent with their designation by Landlord.

16.

No signs of any type or description shall be erected, placed, or painted in or about the doors and windows, the building, or the grounds of the Property or right-of-way of which the Premises are a part except those signs submitted to Landlord in writing and approved by Landlord in writing and which signs are in conformance with the any protective covenants applicable to the Complex of which the Building is a part. No covers or awnings over or outside of the windows nor draperies or coverings hung inside the windows will be permitted without Landlord’s prior written approval.

17

. Tenant and its employees, agents, and invitees shall park their vehicles only in those parking areas designated by Landlord and entirely within the lines. All directional signs, arrows, and posted speed limits must be observed. Bicycles, motorcycles or other mobile devices shall not be allowed or placed anywhere on the Property or in the Building, except within those areas so designated. Parking is prohibited in areas not striped for parking, in aisles where “No Parking” signs are posted, on ramps, in crosshatched areas, and in other areas as may be designated by Landlord.

18.

Tenant and its employees, agents, and invitees shall not leave any vehicle in a state of disrepair, including, without limitation, flat tires, oil or damaging fluid leaks, out-of-date inspection stickers or license plates, on the Property. If Tenant or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after ticketing the vehicle in violation, shall have the right to remove such vehicle at its owner’s expense. No vehicle maintenance will be done on the Property without the prior written consent of Landlord, which may be withheld in its sole discretion.

19.

Tenant and its employees, agents, and invitees shall park their vehicles in compliance with all parking rules and regulations, including any sticker or other identification system established by Landlord. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and are not transferable. Vehicles should be kept locked; any damage to vehicles or persons is assumed by the vehicle’s owner or its driver.

20.

Employees of Landlord shall not be responsible to carry messages from or to Tenant. Nor shall employees of Landlord contract with, or render free or paid service to any Tenant or to any of Tenant’s agents, employees, or invitees which service is not covered in this Lease, without prior written notice to Landlord.

21.

Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or by any government agency. All Christmas trees placed in the Tenant’s Premises must be fire-resistant artificial trees. Any lighting attached to trees or decorations must be UL approved and designated for the purpose being used. Installation of any decorations that could be deemed potential fire hazards requires the prior written approval of Landlord. Decorations placed outside of Tenant’s Premises shall also require the prior approval of Landlord.

22.	No firearms are permitted in the Building, except firearms carried by licensed Federal, State of Georgia or local personnel while on duty.

23.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional Rules and Regulations that, in Landlord’s judgment, may be necessary for:

a.	The management, safety, care, protection, and cleanliness of the Premises, Building, and Property;

b.	The operation thereof and the preservation of good order therein; and

c.	The protection and comfort of other occupants and tenants and their agents, employees and invitees in the Premises, Building, and Property.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those rules and Regulations against any other tenant of the Property. Tenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Tenant’s occupancy of the Premises.

EXHIBIT “E”

SPECIAL STIPULATIONS

These Special Stipulations are hereby incorporated into this Lease and in the event that they conflict with any provisions of this Lease, these Special Stipulations shall control.

I. Extension Options. Subject to the rights of existing tenants in the Building as of the date of this Lease and so long as this Lease is in full force and effect and Tenant is not in default beyond applicable notice and cure periods in the performance of any of the covenants or terms and conditions of this Lease at the time ofnotification to Landlord or at the time of commencement of the applicable Extension Term, as that term is hereinafter defined, Tenant shall have the option (the “Extension Option”) to extend the Lease Term for the entire Premises for one (I) additional period of five (5) years (the “Extension Term”), at 95% of the Prevailing Market Rate (as hereinafter defined) for comparable office space, but in no event shall the Base Rent during the Extension Term be less than the Base Rent then in effect at the expiration of the applicable Lease Term, subject to the terms and conditions set forth in this Special Stipulation No. I. Tenant shall provide Landlord with written notice at least nine (9) months, but not sooner than fifteen (15) months, prior to the expiration of the initial Lease Term or the then applicable Lease Term of its exercise of the Extension Option. Landlord shall provide Tenant with a written proposal setting forth its determination of the Prevailing Market Rate to extend the Lease Term within thirty (30) days of receipt of such applicable notice. Tenant shall have ten ( I 0) Business Days from its receipt of Landlord’s proposal (a) to accept such proposal, (b) to not extend the then-applicable Lease Term or (c) to exercise the arbitration provision set forth below. The “Prevailing Market Rate” shall mean the then prevailing market rate for comparable office space in the Chamblee submarket for lease renewals and extensions comparable to this Lease and the Premises.

If Tenant accepts such rate in writing, then the Base Rent rate during the Extension Term shall be said rate with escalations as provided in the detennination, if any. If Tenant rejects in writing the Prevailing Market Rate proposed by Landlord, Landlord and Tenant shall negotiate in good faith for a period of fifteen (15) days to reach a mutual agreement on the Prevailing Market Rate. If the parties are unable to come to an agreement within such period, then the parties will arbitrate such rate. Tenant shall, within five (5) Business Days after the end of such 15-day period, select a real estate broker who shall act on Tenant’s behalf in determining the Prevailing Market Rate and will notify Landlord in writing within such 5-Business Day period of such broker’s name. Within five (5) Business Days after Landlord’s receipt of Tenant’s selection of a real estate broker, Landlord, by written notice to Tenant shall designate a real estate broker, who shall act on Landlord’s behalf in the determination of the Prevailing Market Rate. If the two (2) brokers are unable to agree upon the Prevailing Market Rate within fifteen (15) days following the appointment of Landlord’s broker, the two brokers shall select a third broker meeting the qualifications stated below. Within three (3) Business Days after such third broker is appointed, the appointed third broker shall select one of the other two brokers determinations and such third broker will notify Landlord and Tenant of such determination of the Prevailing Market Rate, which determination shall be binding upon both Landlord and Tenant. In the event that the foregoing process has not been completed prior to the commencement of the Extension Term, then upon commencement of the Extension Term, and until the process is completed (the “Interim Period”), Tenant shall pay Landlord monthly Base Rent equal to the Base Rent for the immediately preceding Lease Year, until the increase in the Base Rent is determined by such process as provided herein; provided, however, that such payments made during the Interim Period shall be subject to adjustment based upon the results of such process. If, as a result of such process, it is determined that Tenant has underpaid or overpaid Base Rent during the Interim Period, then such underpaid Base Rent shall be due from Tenant to Landlord within ten (10) days after expiration of the Interim Period or such overpaid Base Rent shall be applied to the next Base Rent coming due hereunder. All brokers selected in accordance with this Special Stipulation No. 1 must be licensed in the State of Georgia as a real estate broker and shall have at least ten (JO) years prior experience in commercial office leasing in the Chamblee submarket. If either Landlord or Tenant fails or refuses to select a broker, the other broker shall alone determine the Prevailing Market Rate. Landlord and Tenant agree that they shall be bound by the determination of Prevailing Market Rate pursuant to this Special Stipulation No. 1 for the applicable Extension Term. Landlord shall bear the fee and expenses of its broker and Tenant shall bear the fee and expenses of its broker. Each of the parties shall bear one-half(1⁄2) of the cost of the third broker’s fee. Each Extension Option granted to Tenant under this Special Stipulation No. 1 is personal to Tenant, and in the event of any assignment of this Lease or sublease by Tenant other than to a Permitted Transferee, this Extension Option shall thenceforth be void and of no further force and effect.

2. Building Monument Signage. So long as this Lease is in full force and effect and Tenant is not in monetary default hereunder beyond any applicable notice and cure periods and Tenant (and not a subtenant or assignee, other than pursuant to a Permitted Transfer) is in occupancy of the entirety of the Premises, Tenant shall have the non-exclusive right, at Tenant’s sole cost and expense, to have its signage installed by Landlord on the Building monument sign to be installed by Landlord at the front exterior of the Building, at Landlord’s sole cost and expense, subject to the following terms and conditions:

(a) The location, design, construction, size, and all other aspects of such signage shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and shall be subject to the approval of all governmental agencies or authorities having jurisdiction over the Building, and shall be subject to all applicable rules, regulations ordinances and laws, including, without limitation, zoning ordinances.

(b) The expense of installing, constructing, maintaining and removing the sign shall be the sole cost and expense of Tenant and shall be paid directly to Landlord by Tenant. Tenant shall be responsible for all costs and expenses associated with such signage. Upon the removal of the signage, Tenant shall pay all costs associated with restoring the Building monument sign to substantially the same condition that existed prior to the installation of the signage, reasonable wear and tear excepted.

(c) If Tenant requests any assignment or subletting of this Lease, other than to a Permitted Transferee, Tenant’s rights with respect to the identification signage as contained in this Special Stipulation No. 2 shall not be transferable or assignable to an assignee or subtenant without the express prior written consent of Landlord, which consent may be granted, withheld or conditioned in Landlord’s sole and absolute discretion.

(d) Should Tenant cease leasing and occupying at least 5,000 rentable square feet of the Building at any time (other than due to a casualty or condemnation), Tenant’s rights hereunder shall terminate and the signage shall be removed from the monument sign.

(e) Upon the expiration or earlier termination of this Lease or earlier termination of Tenant’s rights with respect to such signage, Landlord, at its option, shall remove the identification signage at Tenant’s sole cost and expense, or cause Tenant to remove the signage at Tenant’s sole cost and expense.

3. Building Exterior Signage. So long as this Lease is in full force and effect and Tenant is not in monetary default hereunder beyond any applicable notice and cure periods and Tenant (and not a subtenant or assignee, other than pursuant to a Permitted Transfer) is in occupancy of the entirety of the Premises, Tenant shall have the right, at Tenant’s sole cost and expense, to have its signage installed by Landlord on the exterior of the Building above the exterior entry door to the Premises, subject to the following terms and conditions:

(a) The location, design, construction, size, and all other aspects of such signage shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and shall be subject to the approval of all governmental agencies or authorities having jurisdiction over the Building, and shall be subject to all applicable rules, regulations ordinances and laws, including, without limitation, zoning ordinances.

(b) The expense of installing, constructing, maintaining and removing the sign shall be the sole cost and expense of Tenant and shall be paid directly to Landlord by Tenant. Tenant shall be responsible for all costs and expenses associated with such signage. Upon the removal of the signage, Tenant shall pay all costs associated with restoring the Building to substantially the same condition that existed prior to the installation of the signage, reasonable wear and tear excepted.

(c) If Tenant requests any assignment or subletting of this Lease, other than to a Permitted Transferee, Tenant’s rights with respect to the signage as contained in this Special Stipulation No. 3 shall not be transferable or assignable to an assignee or subtenant without the express prior written consent of Landlord, which consent may be granted, withheld or conditioned in Landlord’s sole and absolute discretion.

(d) Should Tenant cease leasing and occupying at least 5,000 rentable square feet of the Building at any time (other than due to a casualty or condemnation), Tenant’s rights hereunder shall terminate and the signage shall be removed from the Building.

(e) Upon the expiration or earlier termination of this Lease or earlier termination of Tenant’s rights with respect to such signage, Landlord, at its option, shall remove the signage at Tenant’s sole cost and expense, or cause Tenant to remove the signage at Tenant’s sole cost and expense.

4. Right of First Refusal. Subject to the existing rights of tenants in the Building as of the date hereof and so long as Tenant is then in occupancy of the entirety of the Premises, Landlord grants to Tenant the right (the “First Refusal Right”) to lease the Refusal Space, as hereinafter defined, at any time during the Lease Term, on and subject to the following terms and conditions. The First Refusal Right is not effective or exercisable by Tenant during the existence of a default by Tenant under this Lease.

(a) The “Refusal Space” shall mean 2,123 rentable square feet of space as shown as the “Refusal Space” on Exhibit “A” attached hereto that is the subject of a Third Party Offer, as defined below.

(b) Should Landlord receive from a prospective third party tenant an offer to lease the Refusal Space or any premises within the Building containing all or a portion of the Refusal Space that Landlord is willing to accept or should Landlord give a prospective tenant an offer to lease the Refusal Space or any premises within the Building containing all or a portion of the Refusal Space, which offer Landlord anticipates the prospective tenant will accept (the “Third Party Offer”), Landlord agrees promptly to so notify Tenant in writing of the Third Party Offer. If the Third Party Offer contains space in addition to the Refusal Space, if Tenant accepts the Third Party Offer, it shall be required to lease all of the space that is the subject of the Third Party Offer (the “Offer Space”). Tenant shall have a period often (I 0) days after its receipt (or deemed receipt) of the notice to Tenant within which to exercise the First Refusal Right (the “Acceptance Period”) by delivery to Landlord of written notice of its exercise on or before the last day of the Acceptance Period. If Tenant fails to duly and timely exercise the First Refusal Right, or elects not to exercise the First Refusal Right, the same shall lapse, and be of no further force or effect, and Landlord shall be free to lease the Refusal Space.

(c) Within thirty (30) days after the effective date of Tenant’s exercise of the First Refusal Right, Landlord and Tenant shall enter into an amendment to this Lease adding the Offer Space to the Premises, which amendment shall subject the Offer Space, which is contained in the Third Party Offer, to all the terms and provisions of this Lease, as amended, including Base Rent (on a per square foot basis) then in effect for the Premises, and subject to the following terms:

(i) The term of the lease of the Offer Space shall commence upon the earliest to occur of (A) Tenant’s occupancy of the Offer Space for the purpose of conducting business therefrom; (B) substantial completion oflmprovements with respect to such space or the date substantial completion could have occurred in the absence of Tenant Delays; or (C) sixty (60) days after Landlord’s receipt of Tenant’s exercise of the First Refusal Right (such earliest date being hereinafter referred to as the “Expansion Commencement Date”). Notwithstanding anything in this Special Stipulation No. 4 to the contrary, the term of the lease of the Offer Space shall be co-terminus with the Lease Term.

(ii) Tenant shall take and accept the Offer Space on the Expansion Commencement Date in its “AS-IS, WHERE IS” condition “WITH ALL FAULTS” and without any representations or warranties (express or implied) whatsoever and Landlord shall not have any obligation to make any improvements thereto or to provide any allowances therefor; except that the Tenant Improvement Allowance per rentable square foot of the Offer Space shall be equal to the product of $55.00 and a fraction, the numerator of which is the number of full calendar months, plus the fraction of any partial calendar months, remaining in the Lease Term, measured from the Expansion Commencement Date, and the denominator of which is ninety-one (91). The Improvements to the Offer Space shall be designed and installed in accordance with the same procedures and conditions as are set forth in Exhibit “B” hereto. Any portion of the Tenant Improvement Allowance for the Offer Space not requisitioned in writing prior to the date that is six (6) months after the Expansion Commencement Date for payment toward the actual accrued costs of the Improvements to the Offer Space (or other purposes pursuant to Paragraph D. of Exhibit “B”) shall be retained by Landlord, and Tenant shall have no further rights thereto.

(iii) Tenant shall receive an additional abatement of successive installments of Base Rent coming due and payable with respect to the Offer Space as of the Expansion Commencement Date in an aggregate amount equal to the product of(i) the product of(A) $27.50 per rentable square foot of the Offer Space leased by Tenant hereunder, times (B) 7/12ths, times (ii) a fraction, the numerator of which is the number of full calendar months, plus the fraction of any partial calendar months, remaining in the Lease Term, measured from the Expansion Commencement Date, and the denominator of which is ninety-one (91).

(iv) Tenant’s Proportionate Share shall be amended to reflect Tenant’s lease of the Offer Space.

(d) If Tenant fails to or elects not to exercise the First Refusal Right and the third party submitting the Third Party Offer does not lease the Refusal Space, the Refusal Space shall again become subject to the First Refusal Right herein contained as to any subsequent Third Party Offer submitted to Landlord. Once all or any portion of the Refusal Space has been leased by Tenant or a third party, Tenant’s First Refusal Right shall be subordinate to the rights granted on any remaining First Refusal Space (if any), if such remaining space is encumbered as part of such Third Party Offer.

(e) Tenant’s rights under this Special Stipulation No. 4 are and shall be subject and subordinate to the rights and options of tenants under other leases of portions of the Building and their successors or assigns, as such rights and options exist on the date hereof. Accordingly, Landlord shall not be obligated to give Tenant notice respecting a Third Party Offer prior to or in conjunction with the exercise of any such rights or options. Furthermore, Landlord shall have the right to enter into a lease of all or a portion of the Refusal Space with a tenant or subtenant other than Tenant occupying such space on the date such space would otherwise become available for lease without this First Refusal Right being triggered and therefore without Landlord first being required to submit a notice respecting a Third Party Offer to Tenant, and such lease with any such occupant shall be superior to, but shall not have the effect of terminating, Tenant’s rights under this Special Stipulation No. 4. Tenant acknowledges that Landlord may make simultaneous offers to lease any portion of the Refusal Space to Tenant and to any tenant holding such superior rights, and thus if the tenant holding such superior rights elects to accept such offer from Landlord, Landlord will not be bound by its offer to Tenant. Further, Landlord may enter into short term or temporary (i.e., not to exceed 6 months) leases or license agreements with new, prospective, or existing tenants for all or any portion of the Refusal Space while such prospective or new tenant’s lease is being negotiated or permanent space is being constructed, or while such existing tenant’s space is being remodeled or reconstructed, without triggering this First Refusal Right and without being obligated to give Tenant a notice in connection therewith.

(t) Notwithstanding anything contained in this Lease to the contrary, if Tenant exercises its Termination Option contained in Special Stipulation 5 below, this First Refusal Right will automatically terminate and be of no further force or effect upon Landlord’s receipt of the Termination Notice, as defined in Special Stipulation 5.

(g) The right granted to Tenant under this Special Stipulation No. 4 is personal to the named Tenant, and in the event of any assignment of this Lease or sublease by Tenant, this First Refusal Right to lease the Refusal Space shall thenceforth be void and of no further force or effect.

5. Termination Option. Notwithstanding anything to the contrary contained in this Lease, provided Tenant is not in default hereunder beyond any notice or cure period, Tenant shall have a one-time option (the “Termination Option”) to terminate this Lease effective upon the last day of the sixty-fifth (65th) month of the Lease Term (the “Termination Date”) by providing Landlord with at least six (6) months’ prior written notice of such Termination Option election (the “Termination Notice”). As a condition precedent to any termination of this Lease pursuant to the provisions of this Special Stipulation No. 5, in addition to Tenant’s delivery of its Termination Notice, Tenant must have delivered to Landlord simultaneously with its Termination Notice, an amount as a termination fee (collectively, the “Termination Fee”) equal to the sum of(i) three (3) months of Base Rent that would have been in effect during the 3-month period following the Termination Date had this Lease not been terminated, plus (ii) all unamortized Transaction Costs, as hereinafter defined, incurred in connection with this Lease and incurred by Landlord for any other expansion space leased by Tenant, all amortized using an interest rate of eight percent (8%)

per annum over the applicable time period as further described below, and (iii) legal fees reasonably incurred by Landlord in connection with this Lease and any future amendment whereby Tenant is leasing additional space. For purposes of this Lease, Transaction Costs will include the Abatement, the Tenant Improvement Allowance, the Space Planning Allowance, the Architectural Allowance and all leasing commissions incurred in connection with Tenant’s lease of the Premises, which shall be amortized over the 91-months in the initial Lease Term. With respect to any future expansion space, the Transaction Costs will be amortized over the period commencing on the effective date of Tenant’s lease of such expansion space through the expiration date of Tenant’s lease of such expansion space. “Transaction Costs” shall include generally, without limitation, any tenant improvement allowance, turnkey construction costs, leasing commissions, free rent and cash allowances or similar costs and expenses provided to Tenant or incurred by Landlord. It is hereby acknowledged that any such amount required to be paid by Tenant in connection with such early termination is not a penalty but a reasonable pre-estimate of the damages which would be incurred by Landlord as a result of such early termination of this Lease (which damages are impossible to calculate more precisely) and, in that regard, constitutes liquidated damages with respect to such loss. Tenant shall continue to be liable for its obligations under this Lease to and through the Termination Date, including, without limitation, additional rent that accrues pursuant to the terms of this Lease, with all of such obligations surviving the early termination of this Lease. The rights granted to Tenant under this Special Stipulation No. 5 are personal to the named Tenant, and in the event of any assignment of this Lease or sublease by Tenant, this Termination Option shall thenceforth be void and of no further force or effect. Tenant’s rights under this Special Stipulation No. 5 shall be effective only if Tenant is then current in the payment of all Rent then due under the Lease, both at the time of the delivery of the Termination Notice and as of the Termination Date. If Tenant gives the Termination Notice to Landlord, any first refusal right, first offer right, extension option, and any other expansion option of any type shall immediately expire and be of no further force or effect.

6. Outdoor Space. Subject to the terms and conditions hereof, Landlord hereby grants to Tenant a license (the “License”) to have exclusive access to and use of that certain portion of the outdoor area as more particularly depicted on Exhibit “E-1” attached hereto and by this reference made a part hereof (the “Outdoor Space”), in accordance with the terms hereof. Tenant acknowledges that the Outdoor Space shall be deemed to be a portion of, and included within, the Premises, for all purposes under this Lease, including, without limitation, the insurance and indemnity obligations, except that the square footage of the Outdoor Space shall not be included in any measurement of the Premises for purposes of determining Base Rent, Tenant’s Proportionate Share, or any allowance or concession under this Lease. Subject to compliance with all applicable codes, laws, rules and regulations, Tenant shall be entitled to use the Outdoor Space in accordance with the following conditions:

(a) Tenant shall use the Outdoor Space for the limited purposes of activities ancillary to Tenant’s permitted use of the Premises (collectively, the “Outdoor Space Permitted Use”), and for no other purpose. Landlord is making no representations that the Outdoor Space is currently suitable for the Outdoor Space Permitted Use or any such access.

(b) Tenant shall use all reasonable efforts to minimize objectionable odors and noises in the Outdoor Space during its Outdoor Space Permitted Use of all or any portion of the Outdoor Space and to preclude any such odors and noises from being emitted therefrom. In addition, Tenant shall promptly dispose of or cause to be disposed of any trash, food, drinks, and other garbage in the Outdoor Space. No music may be emitted or played in or around the Outdoor Space during normal Building operating hours.

(c) Tenant hereby acknowledges that Landlord has designated the Building as a “non- smoking” building, and Tenant, its officers, agents, employees, servants, patrons, customers, licensees and visitors shall at all times refrain from smoking in the Building, including the Outdoor Space, except for those areas around the Building, if any, specifically designated by Landlord as “smoking” areas.

(d) Tenant hereby agrees that should the Outdoor Space need to be cleaned (which cleaning may include pressure cleaning the Outdoor Space floor), in Landlord’s reasonable opinion, then, at Landlord’s option, either (i) Landlord may complete such cleaning and Tenant shall pay such cleaning costs up to a maximum amount of $500.00 per Lease Year and such costs shall be billed back to Tenant as additional rent under this Lease, or (ii) Tenant shall complete the cleaning to Landlord’s reasonable satisfaction, and Landlord shall reimburse Tenant for any costs for such cleaning that exceed the amount of$500.00 per Lease Year.

(e) Tenant agrees to keep its door to the Outdoor Space closed during normal Building operating hours and to keep such door locked after normal Building operating hours. Tenant acknowledges and agrees that Landlord will have no liability for, and releases Landlord from any and all liability and claims related to, any theft, loss, damage to property, bodily injury (including death), or the like arising from Tenant’s use of the Outdoor Space, which release shall survive the expiration or termination of this License.

(f) Tenant shall not make any alterations or improvements to the Outdoor Space or place or install any furniture or other items in the Outdoor Space, except for those approved by Landlord in advance in writing. If Landlord commences constmction of improvements or performs any other work to the Building or the Property while Tenant has access to the Outdoor Space pursuant to this Special Stipulation No. 6, Tenant hereby agrees to cooperate with Landlord’s contractor, agents and employees so that Tenant’s access to the Outdoor Space does not unreasonably interfere with the completion of such Landlord’s work.

(g) Tenant agrees that if the cost of Landlord’s insurance increases because of Tenant’s use of the Outdoor Space, then Landlord will notify Tenant in writing and Tenant shall have five (5) Business Days in which to notify Landlord whether it will (i) cease using the Outdoor Space and terminate its rights under this Special Stipulation No. 6, or (ii) pay the entire portion of the increase in Landlord’s cost of insurance related to Tenant’s use of the Outdoor Space. In the event Tenant does not timely make such election, Tenant shall be deemed to have elected to cease using the Outdoor Space.

(h) Subject to subparagraph (d) above, Landlord shall repair and maintain the Outdoor Space, and shall be permitted to access the Outdoor Space for such repair and maintenance. Notwithstanding the foregoing, if any such repairs or maintenance are due to the negligence or misconduct of Tenant, its employees, agents, invitees or contractors, then Tenant shall reimburse Landlord for the costs thereof within thirty (30) days after receipt of written demand therefor.

EXHIBIT “E-1”

OUTDOOR SPACE

E-1-1

EXHIBIT “F”

TENANT ACCEPTANCE LETTER

This declaration is made by MOBILEW ALLA, INC., a Delaware corporation, as Tenant, in favor of TRACKSIDE PARTNERS, LLC, a Georgia limited liability company, as Landlord, under that lease dated       2018 (the “Lease”).

The undersigned, as Tenant, hereby confirms as of the    day of    ,201_ the following, with knowledge that Landlord intends to rely thereon:

I. Tenant has accepted possession of the Premises on      , 201      , and is currently able to occupy the same.

2. The Commencement Date and the obligation to commence the payment of rent commenced or will commence on - - -201_, and the Lease shall expire on     ,201_.

3. All alterations and improvements required to be performed by Landlord pursuant to the terms of the Lease to prepare the entire Premises for Tenant’s initial occupancy have been satisfactorily completed.

4. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease.

5. The Lease is in full force and effect and has not been modified, altered, or amended, except pursuant to any instruments described above, if any.

6. There are no offsets or credits against Base Rent or additional rent, nor has any Base Rent or additional rent been prepaid except as provided pursuant to the terms of the Lease.

7. Tenant has no notice of any prior assignment, hypothecation, or pledge of the Lease or any Rent due under the Lease.

TENANT:

MOBILEWALLA, INC.,
a Delaware corporation

By:
As:

F-1

EXHIBIT “G”

JANITORIAL SPECIFICATIONS

DAILY

ENTANCE & LOBBY AREA:

•	Clean both sides of entrance glass door.

•	Straighten magazine and furniture.

•	Clean and dust wipe tables and chairs

•	Dust and spot clean all horizontal surfaces

•	Spot clean doorframes, kick plates and handle

COMMON HALLWAY, STAIRWAY & ELEVATOR

•	Spot clean elevator doors, track walls and handrail as needed.

•	Dust and spot clean hanging frames,

•	Dust and spot clean handrail and baseboard.

•	Clean and disinfect water fountain.

•	Remove fingerprints from around doors and light switches.

FLOORS:

•	Hard Floor-Sweep and damp mop hard floor.

•	Carpet Floor-Vacuum carpeted areas.

•	Vacuum rug when applicable.

CONFERENCE & TRANING ROOMS:

•	Dust all tops of furniture, window ledges, partitions, file cabinets and other horizontal surfaces.

•	Remove fingerprints from around doors and light switches.

•	Sot clean marks and stains from furniture as needed.

•	Straighten all chairs as needed.

•	Empty all waste containers, Replace soiled basket liner as required.

PRIVATE & GENERAL OFFICES:

•	Dust and damp wipe desk when cleared of paper work or will work around it.

•	Remove fingerprints form around door, partition glasses, s and light switches.

•	Empty waste container, Replace soiled basket liner as required.

•	Dust and damp wipe tops of cubical walls and partition glasses

***Personal items, computer key board, screen, and any equipment is not included in service***

COFFEE AREA AND BREAKROOM:

•	Clean countertops, tabletops, sink.

•	Damp wipe behind coffee machine, microwave, etc.

•	Damp wipe fingerprints from doorframe, etc.

•	Clean coffee pots and turn off the switch

•	Spot clean wall, behind waste bin as needed.

•	Clean outside of the microwave.

•	Empty all waste containers, Replace soiled basket liner as required.

RESTROOOMS:

•	Sweep and wet mop bathroom floors with disinfect solutions

•	Clean toilets, urinals, sinks, mirrors, countertops, and plumbing fixtures.

•	Clean both sides of stool seats using a disinfectant cleaner.

•	Clean shower stalls as needed.

•	Spot clean partition walls.

MONTHLY/ AS NEEDED

•	Dust and clean baseboards and smudges monthly or as needed.

•	Dust window blinds.

•	Dust doorframes, moldings, pictures, windowsills, doorframes or as needed.

•	Wall corners shall have no cobwebs.